As filed with the Securities and Exchange Commission on August 28, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M/I Homes, Inc.

Co-registrants are listed on the following page

(Exact name of registrant as specified in its charter)

Ohio	1531	31-1210837
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Easton Oval, Suite 500

Columbus, Ohio 43219

(614) 418-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Thomas Mason, Esq.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

(614) 418-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Adam K. Brandt, Esq.

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street, P.O. Box 1008

Columbus, Ohio 43216-1008

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .    ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
M/I Homes, Inc. 5.625% Senior Notes due 2025	$250,000,000	100%	$250,000,000	$28,975.00
Guarantees of 5.625% Senior Notes due 2025 by certain subsidiaries of M/I Homes, Inc.(2)	—	—	—	—

(1)	Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.
(2)	The guarantees are the full and unconditional guarantee of M/I Homes, Inc.’s obligations under the 5.625% Senior Notes due 2025 by its direct and indirect wholly-owned subsidiaries listed on the following page under the caption “Table of Co-Registrants.” No separate consideration will be received for the guarantees. No additional registration fee is payable with respect to the guarantees pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

The following direct and indirect wholly-owned subsidiaries of M/I Homes, Inc. are guarantors of M/I Homes, Inc.’s obligations under the 5.625% Senior Notes due 2025 and are co-registrants under this registration statement.

Exact name of co-registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

MHO Holdings, LLC	Florida	75-3087795
MHO, LLC	Florida	75-3087795
M/I Homes Development I, LLC	Delaware	31-1210837
M/I Homes Development II, LLC	Delaware	31-1210837
M/I Homes Development III, LLC	Delaware	31-1210837
M/I Homes First Indiana LLC	Indiana	31-1210837
M/I Homes of Austin, LLC	Ohio	80-0739449
M/I Homes of Central Ohio, LLC	Ohio	36-4530649
M/I Homes of Charlotte, LLC	Delaware	73-1668983
M/I Homes of Chicago, LLC	Delaware	41-2240732
M/I Homes of Cincinnati, LLC	Ohio	37-1466139
M/I Homes of DC, LLC	Delaware	73-1668967
M/I Homes of Delaware, LLC	Delaware	32-0441087
M/I Homes of DFW, LLC	Delaware	46-3294033
M/I Homes of Florida, LLC	Florida	75-3087790
M/I Homes of Houston, LLC	Delaware	80-0569230
M/I Homes of Indiana, L.P.	Indiana	04-3661814
M/I Homes of Minneapolis/St. Paul, LLC	Delaware	47-4772043
M/I Homes of Orlando, LLC	Florida	75-3087793
M/I Homes of Raleigh, LLC	Delaware	73-1668974
M/I Homes of San Antonio, LLC	Delaware	80-0687761
M/I Homes of Sarasota, LLC	Delaware	47-4842229
M/l Homes of Tampa, LLC	Florida	75-3087792
M/I Homes of West Palm Beach, LLC	Florida	75-3087794
M/I Homes Second Indiana LLC	Indiana	31-1210837
M/I Homes Service, LLC	Ohio	31-1626248
Northeast Office Venture, Limited Liability Company	Delaware	31-1444839
Prince Georges Utilities, LLC	Maryland	27-2403139
The Fields at Perry Hall, L.L.C.	Maryland	52-2293749
Wilson Farm, L.L.C.	Maryland	52-2009441

*	The address, including zip code, and telephone number, including area code, of each co-registrant’s principal executive offices are the same as those of M/I Homes, Inc. The name, address, including zip code, and telephone number, including area code, of each co-registrant’s agent for service are the same as those of M/I Homes, Inc. The primary standard industrial classification code number of each co-registrant is 1531.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2017

PROSPECTUS

$250,000,000

M/I Homes, Inc.

Offer to exchange

up to $250 million aggregate principal amount of outstanding unregistered 5.625% Senior Notes due 2025 for

an equal principal amount of 5.625% Senior Notes due 2025 which have been registered under the Securities Act of 1933, as amended

M/I Homes, Inc. hereby offers, upon the terms and subject to the conditions set forth in this prospectus, to exchange any and all of its outstanding unregistered 5.625% Senior Notes due 2025 (the “original notes”) for an equal principal amount of its registered 5.625% Senior Notes due 2025 (the “exchange notes”). The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the original notes. The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries that have guaranteed the original notes.

Material Terms of the Exchange Offer:

•	The exchange offer will expire at 11:59 p.m., New York City time, on , 2017, unless extended (the “expiration time”).

•

Upon consummation of the exchange offer, all original notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of the exchange notes which have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

•	You may withdraw tenders of original notes at any time prior to the expiration time.

•	The exchange offer is subject to certain customary conditions described in this prospectus, but is not conditioned upon the tender of any minimum principal amount of original notes.

•	The exchange of your original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer, and we will pay all expenses of the exchange offer.

•

The exchange notes will be a new issue of securities for which no public market currently exists. We do not intend to list the exchange notes on any national securities exchange or seek their quotation on any automated quotation system.

•	See “The Exchange Offer” beginning on page 43 of this prospectus for information on how to exchange your original notes for exchange notes.

•

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for the one-year period following the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 10 of this prospectus for a description of risks that you should consider in determining whether to participate in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2017

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information or represent anything about us, our financial results or this offering that is not contained or incorporated by reference in this prospectus. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any state or other jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate on any date subsequent to the date set forth on the front of this prospectus or the date of incorporation by reference, even though this prospectus may be delivered or securities may be sold on a later date.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. In order to ensure timely delivery of this information, you must request the information no later than five business days before the date on which the exchange offer expires. Therefore, you must request the information on or before                , 2017. You may make such a request by contacting us at:

M/I Homes, Inc.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

Attention: J. Thomas Mason, Chief Legal Officer

(614) 418-8000

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FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus contains forward-looking statements, including, but not limited to, statements regarding our future financial performance and financial condition. Words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make or incorporate herein are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors. Any forward-looking statement speaks only as of the date made. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section. Factors that may cause our actual results to differ materially from forward-looking statements include, but are not limited to:

•

the homebuilding industry is cyclical and affected by changes in general economic, real estate and other business conditions that could adversely affect our results of operations, financial condition and cash flows;

•

increased competition levels in the homebuilding and mortgage lending industries could result in a reduction in our new contracts and homes delivered, along with decreases in the average sales prices of sold and delivered homes and/or decreased mortgage originations, which would have a negative impact on our results of operations;

•	new government regulations may make it more difficult for potential purchasers to finance home purchases and may reduce the number of mortgage loans our financial services segment makes;

•	a reduction in the availability of mortgage financing or a significant increase in mortgage interest rates or down payment requirements could adversely affect our business;

•

if land is not available at reasonable prices or terms, our homes sales revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market;

•	our land investment exposes us to significant risks, including potential impairment charges, that could negatively impact our profits if the market value of our inventory declines;

•	supply shortages and risks related to the demand for skilled labor and building materials could increase costs and delay deliveries;

•	tax law changes could make home ownership more expensive or less attractive;

•	we may not be able to offset the impact of inflation through price increases;

•	our limited geographic diversification could adversely affect us if the demand for new homes in our markets declines;

•	changes in energy prices may have an adverse effect on the economies in certain markets we operate in and our cost of building homes;

•	we may not be successful in integrating acquisitions or implementing our growth strategies or in achieving the benefits we expect from such acquisitions and strategies;

•

we have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets, and disruptions in these markets could have an adverse impact on our results of operations, financial position and/or cash flows;

•	the mortgage warehousing agreement of our financial services segment will expire in June 2018;

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•	reduced numbers of home sales may force us to absorb additional carrying costs;

•	if our ability to resell mortgages to investors is impaired, we may be required to broker loans;

•	mortgage investors could seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties;

•	our results of operations, financial condition and cash flows could be adversely affected if pending or future legal claims against us are not resolved in our favor;

•

the terms of our indebtedness may restrict our ability to operate and, if our financial performance declines, we may be unable to maintain compliance with the covenants in the documents governing our indebtedness;

•	our indebtedness could adversely affect our financial condition, and we and our subsidiaries may incur additional indebtedness, which could increase the risks created by our indebtedness;

•	in the ordinary course of business, we are required to obtain performance bonds, the unavailability of which could adversely affect our results of operations and/or cash flows;

•	we can be injured by failures of persons who act on our behalf to comply with applicable regulations and guidelines;

•	we could be adversely affected by efforts to impose joint employer liability on us for labor law violations committed by our subcontractors;

•	because of the seasonal nature of our business, our quarterly operating results can fluctuate;

•	homebuilding is subject to construction defect, product liability and warranty claims that can be significant and costly;

•	our subcontractors can expose us to warranty costs and other risks;

•	damage to our corporate reputation or brands from negative publicity could adversely affect our business, financial results and/or stock price;

•	natural disasters and severe weather conditions could delay deliveries, increase costs and decrease demand for homes in affected areas;

•	we are subject to extensive government regulations, which could restrict our business and cause us to incur significant expense;

•	information technology failures and data security breaches could harm our business;

•	we are dependent on the services of certain key employees, and the loss of their services could hurt our business;

•	the value of our deferred income tax asset could be significantly reduced if corporate tax rates in the United States are lowered or if other changes in the U.S. corporate tax system occur; and

•

the factors described from time to time in our filings with the SEC, including under the caption “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”) and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017.

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements.

iii

SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus, and may not contain all of the information that is important to you. You should read this prospectus in its entirety, including the information set forth under “Risk Factors” and the documents incorporated by reference in this prospectus, before making any investment decision. Unless this prospectus otherwise indicates or the context otherwise requires, the terms the “Company,” “we,” “our” and “us” refer to M/I Homes, Inc. and its subsidiaries.

The Company

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes having sold over 103,000 homes since commencing homebuilding activities in 1976. We design, market, construct and sell single-family homes and attached townhomes to first-time, move-up, empty-nester and luxury buyers under the M/I Homes and Showcase Collection (exclusively by M/I Homes) brands. Following our acquisition of a privately-held homebuilder in the Minneapolis/St. Paul market in December 2015, we also use the Hans Hagen brand in that market.

Our homes are sold in the following geographic markets: Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C. We support our homebuilding operations by providing mortgage financing services through our wholly owned subsidiary, M/I Financial, LLC (“M/I Financial”), and title services through subsidiaries that are either wholly or majority owned by us.

Our financial reporting segments consist of: Midwest homebuilding; Southern homebuilding; Mid-Atlantic homebuilding; and financial services.

Our homebuilding operations comprise the most substantial part of our business, representing 98% of our consolidated revenue for the year ended December 31, 2016. Our financial services operations generate revenue from the origination, sale and servicing of mortgage loans and title services primarily for purchasers of our homes.

For additional information regarding our business, financial condition, results of operations and cash flows, please see our 2016 Form 10-K and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, each of which is incorporated by reference in this prospectus.

M/I Homes, Inc. is an Ohio corporation incorporated through predecessor entities in 1973. Our executive offices are located at 3 Easton Oval, Suite 500, Columbus, Ohio 43219, and our telephone number is (614) 418-8000. Our website address is www.mihomes.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus.

The Exchange Offer

The following is a summary of the principal terms of the exchange offer. See “The Exchange Offer” for a more detailed description of the terms of the exchange offer. Unless otherwise provided in this prospectus, as used in this prospectus, the term “notes” refers collectively to the original notes and the exchange notes, the term “indenture” refers to the indenture, dated as of August 3, 2017, which governs both the original notes and the exchange notes, and the term “registration rights agreement” refers to the registration rights agreement, dated as of August 3, 2017, that we entered into with the initial purchasers of the original notes.

Original Notes	On August 3, 2017, we issued and sold $250 million aggregate principal amount of the original notes to the initial purchasers in a private placement transaction that was exempt from the registration requirements of the Securities Act.

In connection with the private placement, we entered into a registration rights agreement, dated August 3, 2017, with the initial purchasers of the original notes, pursuant to which we agreed to exchange the original notes for exchange notes which we agreed to register under the Securities Act, and we also granted holders of the original notes rights under certain circumstances to have resales of their original notes registered under the Securities Act. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

We issued the original notes under an indenture dated as of August 3, 2017 among us, the subsidiary guarantors and U.S. Bank National Association, as trustee. The exchange notes will be issued under the same indenture and entitled to the benefits of the indenture. The exchange notes will evidence the same debt as the original notes. The original notes and the exchange notes will be treated as a single class of debt securities under the indenture.

The issuance of the original notes is represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Participants in DTC’s system who have accounts with DTC hold interests in the global notes in book-entry form. Accordingly, ownership of beneficial interests in the original notes is limited to DTC participants or persons who hold their interests through DTC participants.

The Exchange Offer	We are offering to exchange up to $250 million aggregate principal amount of the exchange notes, which have been registered under the Securities Act, for an equal principal amount of the original notes that are validly tendered and accepted in the exchange offer. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes.

If all outstanding original notes are tendered for exchange, there will be $250 million principal amount of 5.625% Senior Notes due 2025 (that have been registered under the Securities Act) outstanding after this exchange offer.

Expiration Time	The exchange offer will expire at 11:59 p.m., New York City time, on , 2017, unless extended, in which case the expiration time will be the latest date and time to which we extend the exchange offer. See “The Exchange Offer—Expiration Time; Extensions; Amendments.”

Accrued Interest on Original Notes and Exchange Notes	Exchanging original notes for exchange notes will not affect the amount of interest a holder will receive. The exchange notes will accrue interest from and including their date of issuance at the same rate (5.625% per annum) and on the same terms as the original notes. Interest will be payable semi-annually in arrears on each February 1 and August 1, commencing on February 1, 2018.

When the first interest payment is made with regard to the exchange notes, we will also pay interest on the original notes that are exchanged, from the date they were issued or the most recent interest date on which interest has been paid (if applicable) to, but not including, the day the exchange notes are issued. Interest on the original notes that are exchanged will cease to accrue on the day prior to the date on which the exchange notes are issued.

Procedures for Tendering Original Notes	To exchange your original notes for exchange notes, you must validly tender and not validly withdraw your original notes at or before the expiration time. If you are a participant in DTC’s system, you may tender your original notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. If you wish to participate in the exchange offer, you must, at or prior to the expiration time:

•

complete, sign and date the accompanying letter of transmittal in accordance with the instructions contained therein, and deliver the letter of transmittal, together with your original notes and any other documents required by the letter of transmittal, to the exchange agent at the address set forth under “The Exchange Offer— Exchange Agent”; or

•

if your original notes are tendered pursuant to the procedures for book-entry transfer, arrange for DTC to (i) transmit to the exchange agent certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, (ii) transfer your original notes into the exchange agent’s account at DTC and (iii) send the exchange agent confirmation of such book-entry transfer.

You may tender your original notes in whole or in part. However, if you tender less than all of your original notes, you may tender your original notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “The Exchange Offer— Procedures for Tendering Original Notes.”

Guaranteed Delivery Procedures	If you wish to tender your original notes and:

•	certificates for your original notes are not immediately available;

•	the letter of transmittal, your original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or

•	the procedures for book-entry transfer cannot be completed at or prior to the expiration time,

you may tender your original notes according to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must either (i) make appropriate arrangements to register ownership of the original notes in your name or (ii) obtain a properly completed bond power from the registered holder of the original notes before completing, signing and delivering the letter of transmittal, together with your original notes and any other required documents, to the exchange agent. See “The Exchange Offer—Procedures for Tendering Original Notes.”

Withdrawal of Tenders	You may withdraw your tender of original notes at any time prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in accordance with the procedures described under “The Exchange Offer—Withdrawal of Tenders.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. The exchange offer is not conditioned upon the tender of any minimum principal amount of original notes. We reserve the right to amend or terminate the exchange offer at any time prior to the expiration time if any condition to the exchange offer is not satisfied. See “The Exchange Offer—Conditions to the Exchange Offer.”

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to satisfaction or waiver of the conditions to the exchange offer, promptly following the expiration time, we will accept any and all original notes that are validly tendered and not validly withdrawn and will issue the exchange notes. See “The Exchange Offer—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

Resales of Exchange Notes	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you acquire the exchange notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate, you are not participating, and you do not intend to participate, in the distribution of the exchange notes (within the meaning of the Securities Act);

•	you are not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of ours;

•	you are not tendering original notes that have, or that are reasonably likely to have, the status of an unsold allotment of the initial placement of the original notes; and

•

if you are a broker-dealer, (i) you receive the exchange notes for your own account, (ii) you acquired the original notes as a result of market-making activities or other trading activities and (iii) you deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

If you do not meet these requirements, you may not participate in the exchange offer, and any sale or transfer of your original notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC contained in several no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability. See “The Exchange Offer—Resales of the Exchange Notes.”

Broker-Dealer Prospectus Delivery Requirements	Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution.”

Consequences of Failure to Exchange Your Original Notes

If you do not exchange your original notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer set forth in the indenture and the legend on the original notes. In general, the original notes may not be offered, resold or otherwise transferred unless they are registered under the Securities Act or offered or sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. If a substantial amount of the original notes is tendered and accepted for exchange, the liquidity and trading market for the original notes that you continue to own may be significantly limited. See “The Exchange Offer—Consequences of Failure to Exchange Original Notes.”

Registration Rights Agreement	We are making the exchange offer to satisfy our obligations under the registration rights agreement. After the exchange offer is consummated, except in limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to any original notes that you continue to own.

Certain U.S. Federal Income Tax Consequences	The exchange of your original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Dissenters’ Rights	Holders do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent for the exchange offer. See “The Exchange Offer—Exchange Agent.”

Use of Proceeds	We will receive no proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

The Exchange Notes

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. The following summary describes the principal terms of the exchange notes, certain of which are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms of the exchange notes.

Issuer	M/I Homes, Inc., an Ohio corporation.

Notes Offered	$250 million aggregate principal amount of 5.625% Senior Notes due 2025.

Maturity	August 1, 2025.

Interest	The exchange notes will accrue interest at the rate of 5.625% per annum. Interest on the exchange notes will be payable semi-annually in arrears on each February 1 and August 1, commencing on February 1, 2018.

Optional Redemption	We may redeem some or all of the notes at any time prior to August 1, 2020 at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” amount, as described under “Description of Notes—Optional Redemption.”

On or after August 1, 2020, we may redeem some or all of the notes at the redemption prices set forth under “Description of Notes—Optional Redemption.”

In addition, prior to August 1, 2020, we may redeem up to 40% of the notes from the net cash proceeds of one or more qualified equity offerings at a redemption price equal to 105.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 60% of the aggregate principal amount of the notes remains outstanding after the redemption and such redemption occurs within 90 days of the date of closing of such qualified equity offering.

Change of Control Offer	If we experience specific kinds of changes of control, we will be required to make an offer to purchase all of the notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Change of Control.”

Guarantees	The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries that have guaranteed the original notes. For the six months ended June 30, 2017, our non-guarantor subsidiaries accounted for approximately $26.2 million, or 3.0%, of our total revenues, and as of June 30, 2017, our non-guarantor subsidiaries accounted for approximately $134.6 million, or 8.3%, of our total assets and $101.9 million, or 10.9%, of our total liabilities.

Ranking	The exchange notes and the guarantees of the exchange notes will be our and our subsidiary guarantors’ unsecured senior obligations and will: (i) rank equally in right of payment with all our and our subsidiary guarantors’ existing and future unsecured senior indebtedness; (ii) rank senior in right of payment to all our and our subsidiary guarantors’ existing and future subordinated indebtedness; and (iii) be effectively subordinated to all of our and our subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The exchange notes will be structurally subordinated to the liabilities of any of our subsidiaries that do not guarantee the exchange notes to the extent of the assets of such non-guarantor subsidiaries.

Certain Covenants	The indenture includes covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness or liens;

•	pay dividends or make other distributions or repurchase or redeem our stock or other equity interests;

•	make investments;

•	sell assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates; and

•	consolidate or merge with or into other companies, liquidate or sell or otherwise dispose of all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications that are described in “Description of Notes—Certain Covenants.”

If the notes receive an investment grade rating by both Moody’s and Standard & Poor’s, then our obligation to comply with certain of these covenants will cease. See “Description of Notes—Certain Covenants.”

Absence of an Established Trading Market	The exchange notes will be a new issue of securities for which no public market currently exists. We do not intend to apply for the exchange notes to be listed on any national securities exchange or to arrange for their quotation on any automated dealer quotation system. We cannot assure you that any active or liquid market for the exchange notes will develop or be maintained.

Book-Entry Form	The exchange notes will be issued in book-entry form and will be represented by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, DTC, as depositary. Beneficial interests in the exchange notes will be shown on, and transfers of the exchange notes will be effected only through, records maintained in book-entry form by DTC and its participants.

Trustee	U.S. Bank National Association

Risk Factors	You should carefully consider all of the information contained and incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. See “Risk Factors” for a discussion of certain risks you should consider in making your investment decision.

RISK FACTORS

You should carefully consider the risks described below, as well as the other information contained in this prospectus or incorporated by reference in this prospectus, before deciding whether to participate in the exchange offer. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows, which in turn could adversely affect our ability to repay the notes.

Risks Related to the Exchange Notes and the Exchange Offer

You may not be able to sell your original notes if you do not exchange them for exchange notes in the exchange offer.

If you do not exchange your original notes for exchange notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the indenture and the legend on the original notes. In general, you may not offer, resell or otherwise transfer the original notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the registration requirements of the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register the original notes that are not exchanged in the exchange offer under the Securities Act or any state securities laws.

Holders of the original notes who do not tender their original notes will generally have no further registration rights under the registration rights agreement.

Once the exchange offer is consummated, holders who do not tender their original notes will not, except in limited circumstances, have any further registration rights under the registration rights agreement. We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement. We are required to file such a registration statement in only specific, limited circumstances which may not apply to you or your original notes. If you are eligible to participate in the exchange offer, you should not decline to do so based on the assumption that a shelf registration statement will be on file and effective when you intend to resell your original notes.

The market for the original notes may be significantly limited after the exchange offer, and you may be unable to sell your original notes after the exchange offer.

If a substantial amount of the original notes is tendered and accepted for exchange in the exchange offer, the trading market for the original notes that remain outstanding may be significantly limited. As a result, the liquidity of the original notes not tendered for exchange could be adversely affected. The extent of the market for the original notes and the availability of price quotations for the original notes will depend upon a number of factors, including the number of holders and the amount of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. If a substantially smaller amount of original notes remains outstanding after the exchange offer, the trading price for such remaining original notes may decline and become more volatile.

If you fail to follow the exchange offer procedures, your original notes may not be accepted for exchange, and if your original notes are not accepted for exchange, they will continue to be subject to their existing transfer restrictions and you may be unable to sell them.

We are not required to accept your original notes for exchange if you do not comply with all of the exchange offer procedures. We are required to issue exchange notes in the exchange offer only upon satisfaction of the procedures described under “The Exchange Offer—Procedures for Tendering Original Notes.” Therefore, if you wish to tender your original notes, please carefully review the exchange offer procedures and allow sufficient time to ensure timely satisfaction of all such procedures. If we do not receive all required documentation at or prior to the expiration time, or if there are defects or irregularities with respect to your tender of original notes for exchange, we may not accept your original notes for exchange. Neither we nor the exchange agent are obligated to extend the expiration time or notify you of any defects or irregularities with respect to your tender of original notes for exchange. We have the right to waive any defects or irregularities, but we are not obligated to do so. If we do not accept your original notes for exchange, your original notes will continue to be subject to their existing transfer restrictions and you may be unable to sell them.

Some holders who participate in the exchange offer must deliver a prospectus in connection with any resales of their exchange notes.

Based on interpretations of the staff of the SEC contained in several no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, assuming the truth of certain representations required to be made by you as described under “The Exchange Offer—Procedures for Tendering Original Notes.” If you do not meet these requirements, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act whenever it sells any exchange notes it receives in the exchange offer.

Because the SEC has not considered this exchange offer in the context of a no-action letter, we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes, and we and our subsidiaries may incur additional indebtedness, which could increase the risks created by our indebtedness.

As of June 30, 2017, after giving effect to the issuance of the original notes and based on the assumptions set forth under “Capitalization,” we had approximately $688.7 million of indebtedness outstanding (net of unamortized offering costs and excluding issuances of letters of credit, the MIF Mortgage Warehousing Agreement (as defined herein) and M/I Financial’s $35 million secured mortgage repurchase facility, dated November 3, 2015, as amended on May 16, 2017 (the “MIF Mortgage Repurchase Facility”)), $545.6 million of which was senior indebtedness (net of unamortized offering costs), including $3.7 million of secured indebtedness, and we had $433.7 million of available borrowings under our $475 million unsecured revolving credit facility dated July 18, 2013 (as amended, the “Credit Facility”) assuming the Second Amendment (as defined herein) was then in effect. In addition, under the terms of the Credit Facility, the indentures governing the notes, our 6.75% Senior Notes due 2021 (the “2021 Senior Notes”), our 3.25% Convertible Senior Subordinated Notes due 2017 (the “2017 Convertible Senior Subordinated Notes”) and our 3.0% Convertible Senior Subordinated Notes due 2018 (the “2018 Convertible Senior Subordinated Notes”) and the documents governing our other indebtedness, we have the ability, subject to applicable debt covenants, to incur additional indebtedness. The incurrence of additional indebtedness could magnify other risks related to us and our business. Our indebtedness and any future indebtedness we may incur could have a significant adverse effect on our future financial condition and our ability to fulfill our obligations under the notes. For example:

•

a significant portion of our cash flow may be required to pay principal and interest on our indebtedness, which could reduce the funds available for working capital, capital expenditures, acquisitions or other purposes;

•

borrowings under the Credit Facility bear, and borrowings under any new facility entered into before the maturity of the notes could bear, interest at floating rates, which could result in higher interest expense in the event of an increase in interest rates;

•	the terms of our indebtedness could limit our ability to borrow additional funds or sell assets to raise funds, if needed, for working capital, capital expenditures, acquisitions or other purposes;

•

our debt level and the various covenants contained in the Credit Facility, the indentures governing the notes, the 2021 Senior Notes, the 2017 Convertible Senior Subordinated Notes and the 2018 Convertible Senior Subordinated Notes and the documents governing our other indebtedness could place us at a relative competitive disadvantage as compared to some of our competitors;

•

the terms of our indebtedness could prevent us from raising the funds necessary to repurchase all of the notes or the 2021 Senior Notes tendered to us upon the occurrence of a change of control or all of the 2017 Convertible Senior Subordinated Notes or the 2018 Convertible Senior Subordinated Notes tendered to us upon the occurrence of a fundamental change, which, in each case, would constitute a default under the applicable indenture, which in turn could trigger a default under the Credit Facility and the documents governing our other indebtedness; and

•

the Credit Facility, the 2021 Senior Notes, the 2017 Convertible Senior Subordinated Notes, the 2018 Convertible Senior Subordinated Notes and certain of our other indebtedness have maturity dates prior to the maturity date of the notes, and if we are unable to repay or refinance such indebtedness upon maturity, we could be forced into bankruptcy or liquidation, which would constitute an event of default under the indenture governing the notes and reduce or eliminate our ability to pay our obligations under the notes when due.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects or ability to satisfy our obligations under the notes. See “Description of Other Indebtedness.”

The terms of our indebtedness may restrict our ability to operate and, if our financial performance declines, we may be unable to maintain compliance with the covenants in the documents governing our indebtedness.

The Credit Facility and the indenture governing the 2021 Senior Notes impose restrictions on our operations and activities. These restrictions, and/or our failure to comply with the terms of our indebtedness, could have a material adverse effect on our results of operations, financial condition and ability to operate our business.

Under the terms of the Credit Facility, we are required, among other things, to maintain compliance with various covenants, including financial covenants relating to a minimum consolidated tangible net worth requirement, a minimum interest coverage ratio or liquidity requirement, and a maximum leverage ratio. Failure to comply with these covenants or any of the other restrictions of the Credit Facility, whether because of a decline in our operating performance or otherwise, could result in a default under the Credit Facility. If a default occurs, the affected lenders could elect to declare the indebtedness, together with accrued and unpaid interest and other fees, to be immediately due and payable, which in turn could cause a default under the documents governing any of our other indebtedness that is then outstanding if we are not able to repay such indebtedness from other sources. If this happens and we are unable to obtain waivers from the required lenders, the lenders could exercise their rights under such documents, including forcing us into bankruptcy or liquidation.

The indenture governing the 2021 Senior Notes also contains covenants that may restrict our ability to operate our business and prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise. For example, the indenture governing the 2021 Senior Notes contains covenants that restrict our ability to, among other things, incur additional indebtedness or liens, pay dividends or make other distributions on, or repurchase or redeem, our stock or other equity interests, make investments, sell assets, create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us, engage in transactions with affiliates and consolidate or merge with or into other companies, liquidate or sell or otherwise dispose of all or substantially all of our assets. Failure to comply with these covenants or any of the other restrictions or covenants contained in the indenture governing the 2021 Senior Notes could result in a default under such document, in which case holders of the 2021 Senior Notes may be entitled to cause the sums evidenced by such notes to become due immediately. This acceleration of our obligations under the 2021 Senior Notes could force us into bankruptcy or liquidation and we may be unable to repay those amounts without selling substantial assets, which might be at prices well below the long-term fair values and carrying values of the assets. Our ability to comply with the foregoing restrictions and covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

In addition, while the indentures governing the 2017 Convertible Senior Subordinated Notes and the 2018 Convertible Senior Subordinated Notes do not contain any financial or operating covenants relating to or restrictions on the payment of dividends, the incurrence of indebtedness or the repurchase or issuance of securities by us or any of our subsidiaries, such indentures do impose certain other requirements on us, such as the requirement to offer to repurchase the 2017 Convertible Senior Subordinated Notes and the 2018 Convertible Senior Subordinated Notes upon a fundamental change, as defined in the indentures. Our failure to comply with the requirements contained in the indentures governing the 2017 Convertible Senior Subordinated Notes or the 2018 Convertible Senior Subordinated Notes could result in a default under such indentures, in which case holders of the 2017 Convertible Senior Subordinated Notes or the 2018 Convertible Senior Subordinated Notes, as applicable, may be entitled to cause the sums evidenced by such notes to become due immediately. The acceleration of our obligations under the 2017 Convertible Senior Subordinated Notes or the 2018 Convertible Senior Subordinated Notes could have the same effect as an acceleration of the 2021 Senior Notes described above.

The restrictive covenants in the indenture governing the notes could adversely restrict our financial and operating flexibility and subject us to other risks.

The indenture governing the notes contains affirmative and negative covenants that restrict, among other things, our and our restricted subsidiaries’ ability to:

•	incur additional indebtedness or liens;

•	pay dividends or make other distributions or repurchase or redeem our stock or other equity interests;

•	make investments;

•	sell assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in transactions with affiliates; and

•	consolidate or merge with or into other companies, liquidate or sell or otherwise dispose of all or substantially all of our assets.

These restrictions may limit our ability to operate our businesses and may prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise. The breach of any of these covenants by us or the failure by us to meet any of these covenants could result in a default under the indenture governing the notes and the documents governing our other indebtedness. Our ability to comply with such restrictions may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

We may be unable to generate a sufficient amount of cash flow to meet our debt obligations, including our obligations under the notes.

Our ability to make scheduled payments or to refinance our obligations with respect to the notes and our other indebtedness will depend on our financial and operating performance, which is subject to prevailing economic conditions and to certain financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt obligations, we could face substantial liquidity problems and may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient for the payment of our indebtedness in the future. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt obligations, we cannot assure you as to the terms of any such transaction or how quickly any such transaction could be completed.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and could cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Any default under the agreements governing our indebtedness, including a default under the Credit Facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could render us unable to pay the principal and interest on the notes and substantially decrease the market value of the notes.

The notes and the guarantees of the notes will not be secured by any of our assets and therefore will be effectively subordinated to all of our existing and future secured indebtedness.

The notes and the guarantees of the notes will be our and our subsidiary guarantors’ general senior unsecured obligations ranking effectively junior in right of payment to all of our and our subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of June 30, 2017, we had $3.7 million of secured indebtedness outstanding (excluding issuances of letters of credit, the MIF Mortgage Warehousing Agreement and the MIF Mortgage Repurchase Facility). In addition, the indenture governing the notes permits the incurrence of additional indebtedness, some of which may be secured. In the event that the Company or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, creditors whose debt is secured by assets of the Company or the subsidiary guarantors will be entitled to the remedies available to secured holders under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the notes or the affected guarantees. As a result, there may be insufficient assets to pay amounts due on the notes, and holders of the notes may receive less, ratably, than holders of our secured indebtedness. We may incur additional secured indebtedness in the future.

The notes will be structurally subordinated to the liabilities of any of our subsidiaries that do not guarantee the notes to the extent of the assets of such non-guarantor subsidiaries.

The notes will be structurally subordinated to all liabilities of any of our subsidiaries that do not guarantee the notes. Therefore, our rights and the rights of our creditors to participate in the assets of any such subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. For the six months ended June 30, 2017, our non-guarantor subsidiaries accounted for approximately $26.2 million, or 3.0%, of our total revenues, and as of June 30, 2017, our non-guarantor subsidiaries accounted for approximately $134.6 million, or 8.3%, of our total assets and $101.9 million, or 10.9%, of our total liabilities.

We may not have sufficient funds or be permitted by our indebtedness to purchase the notes or the 2021 Senior Notes upon a change of control.

Upon a change of control, we will be required to make an offer to purchase all of the outstanding notes and 2021 Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. However, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to make the required repurchases of the notes or the 2021 Senior Notes, or that restrictions in the Credit Facility or the documents governing our other indebtedness would permit us to make the required repurchases. Any failure by us to repurchase the notes or the 2021 Senior Notes upon a change of control would result in a default under the indentures governing the notes and the 2021 Senior Notes. In addition, a change of control may constitute an event of default under the Credit Facility or the documents governing our other indebtedness. A default under the Credit Facility or the documents governing our other indebtedness could result in a default under the indenture governing the notes if the lenders elect to accelerate the indebtedness under such documents.

We could enter into transactions that would not constitute a change of control giving rise to an obligation to repurchase the notes, but that could increase the amount of our outstanding indebtedness.

The indenture governing the notes imposes obligations on us to offer to repurchase the notes if we enter into a transaction that constitutes a change of control. Nevertheless, we could, in the future, enter into transactions such as acquisitions, refinancings or other recapitalizations or highly-leveraged transactions that would not constitute a change of control giving rise to an obligation by us to repurchase the notes, but that could increase the amount of our outstanding indebtedness. Such transactions could affect our capital structure or credit ratings or otherwise adversely affect the holders of the notes.

In addition, the definition of “change of control” in the indenture includes the sale of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, upon a sale of less than all of our assets, the ability of a holder of the notes to require us to repurchase such notes may be uncertain.

The notes and the guarantees of the notes may not be enforceable because of fraudulent conveyance laws.

The notes and the guarantees of the notes may be subject to review under federal bankruptcy laws or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of our unpaid creditors. Generally, under these laws, if in such a case or lawsuit a court were to find that at the time we issued the notes or one of our subsidiaries issued a guarantee of the notes:

•	we issued the notes or such subsidiary issued a guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

•

we or such subsidiary guarantor received less than reasonably equivalent value or fair consideration for issuing the notes or a guarantee of the notes, as the case may be, and we or such subsidiary guarantor:

•	were insolvent or were rendered insolvent by reason of the issuance of the notes or such guarantee,

•

were engaged, or were about to engage, in a business or transaction for which our or such subsidiary guarantor’s remaining assets constituted unreasonably small capital to carry on our or such subsidiary guarantor’s business, or

•

intended to incur, or believed that we or such subsidiary guarantor would incur, indebtedness or other obligations beyond the ability to pay such indebtedness or obligations as they matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then the court could void the notes or such guarantee, as the case may be, subordinate the amounts owing under the notes or such guarantee to our presently existing or future indebtedness or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred indebtedness or issued a guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts (including contingent liabilities) was greater than its assets, at fair valuation; or

•

the present fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and mature.

If a note or guarantee is voided as a fraudulent conveyance or is found to be unenforceable for any other reason, you will not have a claim against us or such subsidiary guarantor.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent conveyance. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent conveyance laws.

Any guarantees provided by our subsidiaries are subject to possible defenses that may limit your right to receive payment from the guarantors with regard to the notes.

Although guarantees by our subsidiaries provide the holders of the notes with a direct claim against the assets of the subsidiary guarantors, enforcement of the guarantees against any guarantor would be subject to certain “suretyship” defenses available to guarantors generally. Enforcement could also be subject to other defenses available to the subsidiary guarantors in certain circumstances. To the extent that the guarantees are not enforceable, you would not be able to assert a claim successfully against the subsidiary guarantors.

Any adverse rating of the notes may cause their trading price to fall.

The notes may not be rated. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or were to announce its intention to put the notes on credit watch, the trading price of the notes could decline.

There may be no public trading market for the exchange notes and, if a trading market develops, it may not be liquid.

The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. The liquidity of a trading market in the exchange notes, if any, and the future trading prices of the exchange notes will depend on many factors including:

•	prevailing interest rates;

•	the market for similar securities; and

•	other factors, including general economic conditions and our financial condition, performance and prospects.

In addition, the market for non-investment grade debt securities has historically been subject to disruptions that have caused price volatility independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the exchange notes will be subject to these kinds of disruptions. Accordingly, declines in the liquidity and market price of the exchange notes may occur independent of our operating and financial performance. We cannot assure you that any active or liquid market for the exchange notes will develop or be maintained. If an active trading market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. In that case, you may not be able to sell your exchange notes at a particular time or at a favorable price.

The initial purchasers of the original notes have advised us that they intend to make a market in the exchange notes, but they are not obligated to do so. The initial purchasers may also discontinue market making activities at any time, in their sole discretion, which could further negatively impact your ability to sell the exchange notes or the prevailing market price at the time you choose to sell.

The value of the exchange notes may be subject to substantial volatility.

A real or perceived economic downturn or higher interest rates could cause a decline in the value of, or otherwise negatively impact the market for, the exchange notes. Because an active trading market may not develop for the exchange notes, it may be more difficult to sell and accurately value the exchange notes. In addition, the market for high-yield notes can experience sudden and sharp price swings, which may impact the valuation of the exchange notes and may be further exacerbated by large or sustained sales by major investors in the exchange notes, a high-profile default by another issuer or a change in the market for high-yield notes.

Risks Related to Our Business

Homebuilding Market and Economic Risks

The homebuilding industry is cyclical and affected by changes in general economic, real estate and other business conditions that could adversely affect our results of operations, financial condition and cash flows.

Certain economic, real estate and other business conditions that have significant effects on the homebuilding industry include:

•	employment levels and job and personal income growth;

•	availability and pricing of financing for homebuyers;

•	short and long-term interest rates;

•	overall consumer confidence and the confidence of potential homebuyers in particular;

•	demographic trends;

•	changes in energy prices;

•	housing demand from population growth, household formation and other demographic changes, among other factors;

•	U.S. and global financial system and credit market stability;

•	private party and governmental residential consumer mortgage loan programs, and federal and state regulation of lending and appraisal practices;

•	federal and state personal income tax rates and provisions, including provisions for the deduction of residential consumer mortgage loan interest payments and other expenses;

•

the supply of and prices for available new or existing homes (including lender-owned homes acquired through foreclosures and short sales) and other housing alternatives, such as apartments and other residential rental property;

•	homebuyer interest in our current or new product designs and community locations, and general consumer interest in purchasing a home compared to choosing other housing alternatives; and

•	real estate taxes.

These above conditions, among others, are complex and interrelated. Adverse changes in such business conditions may have a significant negative impact on our business. The negative impact may be national in scope but may also negatively affect some of the regions or markets in which we operate more than others. When such adverse conditions affect any of our larger markets, those conditions could have a proportionately greater impact on us than on some other homebuilding companies. We cannot predict their occurrence or severity, nor can we provide assurance that our strategic responses to their impacts would be successful.

Potential customers may be less willing or able to buy our homes if any of these conditions have a negative impact on the homebuilding industry. In the future, our pricing strategies may be limited by market conditions. We may be unable to change the mix of our home offerings, reduce the costs of the homes we build or offer more affordable homes to maintain our gross margins or satisfactorily address changing market conditions in other ways. In addition, cancellations of home sales contracts in backlog may increase as homebuyers choose to not honor their contracts.

Our financial services business is closely related to our homebuilding business, as it originates mortgage loans principally on behalf of purchasers of the homes we build. A decrease in the demand for our homes because of the existence of any of the foregoing conditions could also adversely affect the financial results of this segment of our business.

Increased competition levels in the homebuilding and mortgage lending industries could result in a reduction in our new contracts and homes delivered, along with decreases in the average sales prices of sold and delivered homes and/or decreased mortgage originations, which would have a negative impact on our results of operations.

The homebuilding industry is fragmented and highly competitive. We compete with numerous public and private homebuilders, including some that are substantially larger than us and may have greater financial resources than we do. We also compete with community developers and land development companies, some of which are also homebuilders or affiliates of homebuilders. Homebuilders compete for customers, land, building materials, subcontractor labor and financing. Competition for home orders primarily is based upon home sales price, location of property, home style, financing available to prospective homebuyers, quality of homes built, customer service and general reputation in the community, and may vary by market, submarket and even by community. Additionally, competition within the homebuilding industry can be impacted by an excess supply of new and existing homes available for sale resulting from a number of factors including, among other things, increases in unsold started homes available for sale and increases in home foreclosures. Increased competition may cause us to decrease our home sales prices and/or increase home sales incentives in an effort to generate new home sales and maintain homes in backlog until they close. Increased competition can also result in us selling fewer homes or experiencing a higher number of cancellations by homebuyers. These competitive pressures may negatively impact our future financial and operating results.

Through our financial services operations, we also compete with numerous banks and other mortgage bankers and brokers, some of which are larger than us and may have greater financial resources than we do. Competitive factors that affect our consumer services operations include pricing, mortgage loan terms, underwriting criteria and customer service. To the extent that we are unable to adequately compete with other companies that originate mortgage loans, the results of operations from our mortgage operations may be negatively impacted.

New government regulations may make it more difficult for potential purchasers to finance home purchases and may reduce the number of mortgage loans our financial services segment makes.

Tightening of mortgage lending standards and practices and/or reduced credit availability for mortgages may result from the implementation or enforcement of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Among other things, the Dodd-Frank Act established several requirements relating to the origination, securitizing and servicing of, and consumer disclosures for, mortgage loans. Other requirements provided for by the Dodd-Frank Act have not yet been finalized or implemented. The effect of such provisions on our financial services business, both mortgage and title operations, will depend on the rules that are ultimately enacted which could have an adverse effect on our business if certain buyers are unable to obtain mortgage financing. A prolonged tightening of the financial markets could also negatively impact our business.

Standards or requirements provided for by the Dodd-Frank Act or other laws or regulations could make it more difficult for some potential buyers to finance home purchases and could result in our financial services segment originating fewer mortgages, which, in turn, could have an adverse effect on our future revenues and earnings.

A reduction in the availability of mortgage financing or a significant increase in mortgage interest rates or down payment requirements could adversely affect our business.

Any reduction in the availability of the financing provided by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) could adversely affect interest rates, mortgage availability and our sales of new homes and origination of mortgage loans.

Federal Housing Administration (the “FHA”) and U.S. Department of Veterans Affairs (the “VA”) mortgage financing support continues to be an important factor in marketing our homes. Any increases in down payment requirements, lower maximum loan amounts, or limitations or restrictions on the availability of FHA and VA financing support could adversely affect interest rates, mortgage availability and our sales of new homes and origination of mortgage loans.

Even if potential customers do not need financing, changes in the availability of mortgage products may make it harder for them to sell their current homes to potential buyers who need financing, which may lead to lower demand for new homes.

While mortgage interest rates increased modestly in 2016 and 2017, they currently remain near historical lows. The Federal Reserve has forecasted additional increases in interest rates and these (or further) increases could affect the costs of owning a home and could reduce the demand for our homes. Similarly, potential changes to the tax code with respect to deduction of home mortgage interest payments or other changes may decrease affordability of and demand for home ownership.

Many of our homebuyers obtain financing for their home purchases from our M/I Financial subsidiary. If, due to the factors discussed above, M/I Financial is limited from making or unable to make loan products available to our homebuyers, our home sales and our homebuilding and financial services results of operations may be adversely affected.

If land is not available at reasonable prices or terms, our homes sales revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market.

Our operations depend on our ability to obtain land for the development of our communities at reasonable prices and with terms that meet our underwriting criteria. Our ability to obtain land for new communities may be adversely affected by changes in the general availability of land, the willingness of land sellers to sell land at reasonable prices, competition for available land, availability of financing to acquire land, zoning, regulations that limit housing density and other market conditions. If the supply of land, and especially developed lots, appropriate for development of communities is limited because of these factors, or for any other reason, the number of homes that we build and sell may decline. To the extent that we are unable to timely purchase land or enter into new contracts for the purchase of land at reasonable prices, due to the lag between the time we acquire land and the time we begin selling homes, our revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market.

Our land investment exposes us to significant risks, including potential impairment charges, that could negatively impact our profits if the market value of our inventory declines.

We must anticipate demand for new homes several years prior to homes being sold to homeowners. There are significant risks inherent in controlling or purchasing land, especially as the demand for new homes fluctuates and land purchases become more competitive, as has recently been the case, which can increase the costs of land. There is often a significant lag time between when we acquire land for development and when we sell homes in neighborhoods we have planned, developed and constructed. The value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. In addition, inventory carrying costs can be significant, and fluctuations in value can reduce profits. Economic conditions could require that we sell homes or land at a loss, or hold land in inventory longer than planned, which could significantly impact our financial condition, results of operations, cash flows and stock performance. Additionally, if conditions in the homebuilding industry decline in the future, we may be required to evaluate our inventory for potential impairment, which may result in additional valuation adjustments, which could be significant and could negatively impact our financial results and condition. We cannot make any assurances that the measures we employ to manage inventory risks and costs will be successful.

Supply shortages and risks related to the demand for skilled labor and building materials could increase costs and delay deliveries.

The residential construction industry experiences labor and material shortages and risks from time to time, including: work stoppages; labor disputes; shortages in qualified subcontractors and construction personnel; lack of availability of adequate utility infrastructure and services; our need to rely on local subcontractors who may not be adequately capitalized or insured; and delays in availability, or fluctuations in prices, of building materials. These labor and material shortages and risks can be more severe during periods of strong demand for housing or during periods in which the markets where we operate experience natural disasters that have a significant impact on existing residential and commercial structures. Any of these circumstances could delay the start or completion of our communities, increase the cost of developing one or more of our communities and increase the construction cost of our homes. To the extent that market conditions prevent the recovery of increased costs, including, among other things, subcontracted labor, developed lots, building materials, and other resources, through higher sales prices, our gross margins from home sales and results of operations could be adversely affected.

Increased costs of lumber, framing, concrete, steel and other building materials could increase our construction costs. We generally are unable to pass on increases in construction costs to customers who have already entered into sales contracts, as those sales contracts generally fix the price of the homes at the time the contracts are signed, which may occur before construction begins. Sustained increases in construction costs may, over time, erode our gross margins from home sales, particularly if pricing competition restricts our ability to pass on any additional costs of materials or labor, thereby decreasing our gross margins from home sales.

We depend on the continued availability of and satisfactory performance of subcontracted labor for the construction of our homes and to provide related materials. As the demand for housing has increased, we have experienced, and may continue to experience, modest skilled labor and material shortages in certain of our markets as the supply chain adjusts to uneven industry growth. The cost of labor may also be adversely affected by shortages of qualified subcontractors and construction personnel, changes in laws and regulations relating to union activity and changes in immigration laws and trends in labor migration. We cannot provide any assurance that there will be a sufficient supply of materials or a sufficient supply of, or satisfactory performance by, these unaffiliated third-party subcontractors, which could have a material adverse effect on our business.

Tax law changes could make home ownership more expensive or less attractive.

Under current U.S. tax law and policy, significant expenses of owning a home, including residential consumer mortgage loan interest costs and real estate taxes, generally are deductible expenses for the purpose of calculating an individual’s federal, and in some cases state, taxable income, subject to various limitations. If the federal government or a state government changes income tax laws, as some policy makers and a presidential commission have proposed, by eliminating or substantially reducing these income tax benefits, the after-tax cost of owning a home could increase substantially. This could adversely impact demand for and/or sales prices of new homes.

We may not be able to offset the impact of inflation through price increases.

Inflation can have a long-term impact on us because if the costs of land, materials and labor increase, we would need to attempt to increase the sale prices of homes to maintain satisfactory margins. In a highly inflationary environment, we may be precluded from raising home prices enough to keep pace with the rate of inflation, which could reduce our profit margins. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on demand for our homes. Moreover, with inflation, the costs of capital will likely increase and the purchasing power of our cash resources can decline. Although the rate of inflation has been low for the last several years, we have recently been experiencing modest increases in the prices of labor and materials that exceed the rate of inflation, and some economists predict that government spending programs and other factors could lead to significant inflation in the future.

Our limited geographic diversification could adversely affect us if the demand for new homes in our markets declines.

We have operations in Ohio, Indiana, Illinois, Minnesota, Maryland, Virginia, North Carolina, Florida and Texas. Our limited geographic diversification could adversely impact us if the demand for new homes or the level of homebuilding activity in our current markets declines, since there may not be a balancing opportunity in a stronger market in other geographic regions.

Changes in energy prices may have an adverse effect on the economies in certain markets we operate in and our cost of building homes.

The economies of some of the markets in which we operate are impacted by the health of the energy industry. To the extent that energy prices decline, the economies of certain of our markets may be negatively impacted which could have a material adverse effect on our business. Furthermore, the pricing offered by our suppliers and subcontractors can be adversely affected by increases in various energy costs resulting in a negative impact on our financial condition, results of operations and cash flows.

Operational Risks

We may not be successful in integrating acquisitions or implementing our growth strategies or in achieving the benefits we expect from such acquisitions and strategies.

We may in the future consider growth or expansion of our operations in our current markets or in other areas of the country, whether through strategic acquisitions of homebuilding companies or otherwise. The magnitude, timing and nature of any future expansion will depend on a number of factors, including our ability to identify suitable additional markets and/or acquisition candidates, the negotiation of acceptable terms, our financial capabilities and general economic and business conditions. Our expansion into new or existing markets, whether through acquisition or otherwise, could have a material adverse effect on our liquidity and/or profitability, and any future acquisitions could result in the dilution of existing shareholders if we issue our common shares as consideration. Acquisitions also involve numerous risks, including difficulties in the assimilation of the acquired company’s operations, the incurrence of unanticipated liabilities or expenses, the risk of impairing inventory and other assets related to the acquisition, the diversion of management’s attention and resources from other business concerns, risks associated with entering markets in which we have limited or no direct experience and the potential loss of key employees of the acquired company. In addition, we may not be able to improve our earnings as a result of acquisitions, and our failure to successfully identify and manage future acquisitions could have an adverse impact on our operating results.

We have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets, and disruptions in these markets could have an adverse impact on our results of operations, financial position and/or cash flows.

We have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets. Our requirements for additional capital, whether to finance operations or to service or refinance our existing indebtedness, fluctuate as market conditions and our financial performance and operations change. We cannot provide assurances that we will maintain cash reserves and generate sufficient cash flow from operations in an amount to enable us to service our debt or to fund other liquidity needs.

The availability of additional capital, whether from private capital sources or the public capital markets, fluctuates as our financial condition and general market conditions change. There may be times when the private capital markets and the public debt or equity markets lack sufficient liquidity or when our securities cannot be sold at attractive prices, in which case we would not be able to access capital from these sources. In addition, a weakening of our financial condition or deterioration in our credit ratings could adversely affect our ability to obtain necessary funds. Even if financing is available, it could be costly or have other adverse consequences.

There are a limited number of third-party purchasers of mortgage loans originated by our financial services operations. The exit of third-party purchasers of mortgage loans from the business, reduced investor demand for mortgage loans and mortgage-backed securities in the secondary mortgage markets and increased investor yield requirements for those loans and securities may have an adverse impact on our results of operations, financial position and/or cash flows.

The mortgage warehousing agreement of our financial services segment will expire in June 2018.

M/I Financial is party to a $125 million (increased to $150 million during certain periods of expected increases in the volume of mortgage originations) secured mortgage warehousing agreement, as amended, among M/I Financial, the lenders party thereto and the administrative agent (the “MIF Mortgage Warehousing Agreement”). M/I Financial uses the MIF Mortgage Warehousing Agreement to finance eligible residential mortgage loans originated by M/I Financial. The MIF Mortgage Warehousing Agreement will expire on June 22, 2018. If we are unable to renew or replace the MIF Mortgage Warehousing Agreement when it matures, the activities of our financial services segment could be seriously impeded and our home sales and our homebuilding and financial services results of operations may be adversely affected.

Reduced numbers of home sales may force us to absorb additional carrying costs.

We incur many costs even before we begin to build homes in a community. These include costs of preparing land and installing roads, sewage and other utilities, as well as taxes and other costs related to ownership of the land on which we plan to build homes. Reducing the rate at which we build homes extends the length of time it takes us to recover these additional costs. Also, we frequently enter into contracts to purchase land and make deposits that may be forfeited if we do not fulfill our purchase obligation within specified periods.

If our ability to resell mortgages to investors is impaired, we may be required to broker loans.

M/I Financial sells a portion of the loans originated on a servicing released, non-recourse basis, although M/I Financial remains liable for certain limited representations and warranties related to loan sales and for repurchase obligations in certain limited circumstances. If M/I Financial is unable to sell to viable purchasers in the marketplace, our ability to originate and sell mortgage loans at competitive prices could be limited which would negatively affect our operations and our profitability. Additionally, if there is a significant decline in the secondary mortgage market, our ability to sell mortgages could be adversely impacted and we would be required to make arrangements with banks or other financial institutions to fund our buyers’ closings. If we became unable to sell loans into the secondary mortgage market or directly to Fannie Mae and Freddie Mac or issue Ginnie Mae securities, we would have to modify our origination model, which, among other things, could significantly reduce our ability to sell homes.

Mortgage investors could seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties.

M/I Financial originates mortgages, primarily for our homebuilding customers. A portion of the mortgage loans originated are sold on a servicing released, non-recourse basis, although we remain liable for certain limited representations, such as fraud, and warranties related to loan sales. Accordingly, mortgage investors have in the past and could in the future seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties. There can be no assurance that we will not have significant liabilities in respect of such claims in the future, which could exceed our reserves, or that the impact of such claims on our results of operations will not be material.

Our results of operations, financial condition and cash flows could be adversely affected if pending or future legal claims against us are not resolved in our favor.

In addition to the legal proceedings related to stucco discussed below, we and certain of our subsidiaries have been named as defendants in certain other legal proceedings which are incidental to our business. While management currently believes that the ultimate resolution of these other legal proceedings, individually and in the aggregate, will not have a material adverse effect on our results of operations, financial condition, and cash flows, such legal proceedings are subject to inherent uncertainties. We have recorded a liability to provide for the anticipated costs, including legal defense costs, associated with the resolution of these other legal proceedings. However, the possibility exists that the costs to resolve these legal proceedings could differ from the recorded estimates and, therefore, have a material adverse effect on our results of operations, financial condition, and cash flows.

Similarly, if additional legal proceedings are filed against us in the future, including with respect to stucco installation in our Florida communities, the negative outcome of one or more of such legal proceedings could have a material adverse effect on our results of operations, financial condition and cash flows.

In the ordinary course of business, we are required to obtain performance bonds, the unavailability of which could adversely affect our results of operations and/or cash flows.

As is customary in the homebuilding industry, we are often required to provide surety bonds to secure our performance under construction contracts, development agreements and other arrangements. Our ability to obtain surety bonds primarily depends upon our credit rating, capitalization, working capital, past performance, management expertise and certain external factors, including the overall capacity of the surety market and the underwriting practices of surety bond issuers. The ability to obtain surety bonds also can be impacted by the willingness of insurance companies to issue performance bonds. If we were unable to obtain surety bonds when required, our results of operations and/or cash flows could be adversely impacted.

We can be injured by failures of persons who act on our behalf to comply with applicable regulations and guidelines.

There are instances in which subcontractors or others through whom we do business engage in practices that do not comply with applicable regulations or guidelines. When we learn of practices relating to homes we build or financing we provide that do not comply with applicable laws, rules or regulations, we actively move to stop the non-complying practices as soon as possible. However, regardless of the steps we take after we learn of practices that do not comply with applicable laws, rules or regulations, we can in some instances be subject to fines or other governmental penalties, and our reputation can be injured, due to the practices having taken place.

We could be adversely affected by efforts to impose joint employer liability on us for labor law violations committed by our subcontractors.

Our homes are constructed by employees of subcontractors and other parties. We do not have the ability to control what these parties pay their employees or the rules they impose on their employees. However, various governmental agencies are seeking to hold parties like us responsible for violations of wage and hour laws and other labor laws by subcontractors. The National Labor Relations Board recently ruled that a company could be held responsible for labor violations by its contractors. If that ruling is upheld on appeal, we could be held responsible for labor violations committed by our subcontractors. Governmental rulings that hold us responsible for labor practices by our subcontractors could create substantial exposures for us under our subcontractor relationships.

Because of the seasonal nature of our business, our quarterly operating results can fluctuate.

We experience noticeable seasonality and quarter-to-quarter variability in homebuilding activity levels. In general, the number of homes delivered and associated home sales revenue have increased during the third and fourth quarters, compared with the first and second quarters. We believe that this type of seasonality reflects the historical tendency of homebuyers to purchase new homes in the spring and summer with deliveries scheduled in the fall or winter, as well as the scheduling of construction to accommodate seasonal weather conditions in certain markets. There can be no assurance that this seasonality pattern will continue to exist in future reporting periods. In addition, as a result of such variability, our historical performance may not be a meaningful indicator of future results.

Homebuilding is subject to construction defect, product liability and warranty claims that can be significant and costly.

As a homebuilder, we are subject to construction defect, product liability and warranty claims in the ordinary course of business. These claims are common in the homebuilding industry and can be significant and costly. We and many of our subcontractors have general liability, property, workers compensation and other business insurance. This insurance is intended to protect us against a portion of our risk of loss from claims, subject to certain self-insured retentions, deductibles and other coverage limits. The availability of insurance for construction defects, and the scope of the coverage, are currently limited and the policies that can be obtained are costly and often include exclusions. We have responded to increases in insurance costs and coverage limitations by increasing our self-insured retentions and claim reserves. There can be no assurance that coverage will not be further restricted or become more costly. Also, at times we have waived certain provisions of our customary subcontractor insurance requirements, which increases our and our insurers’ exposure to claims and increases the possibility that our insurance will not be adequate to protect us for all the costs we incur.

We record warranty and other reserves for the homes we sell based on a number of factors, including historical experience in our markets, insurance and actuarial assumptions and our judgment with respect to the qualitative risks associated with the types of homes we build. Because of the high degree of judgment required in determining these liability reserves, our actual future liability could differ significantly from our reserves. Given the inherent uncertainties, we cannot provide assurance that our insurance coverage, our subcontractor arrangements and our reserves will be adequate to address all of our construction defect, product liability and warranty claims. If the costs to resolve these claims exceed our estimates, our results of operations, financial condition and cash flows could be adversely affected.

We have received claims related to stucco installation from homeowners in certain of our communities in our Tampa and Orlando, Florida markets and have been named as a defendant in legal proceedings initiated by certain of such homeowners. While we have estimated our overall future stucco repair costs, our review of the stucco-related issues in our Florida communities is ongoing. Our estimate of our overall stucco repair costs is based on our judgment, various assumptions and internal data. Given the inherent uncertainties, we cannot provide assurance that the final costs to resolve these claims will not exceed our accrual and adversely affect our results of operations, financial condition and cash flows. Please refer to Note 1 of the Company’s Consolidated Financial Statements included in our 2016 Form 10-K and Note 6 of the Company’s Unaudited Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 for further information regarding these stucco claims and our warranty reserves.

Our subcontractors can expose us to warranty and other risks.

We rely on subcontractors to construct our homes, and in many cases, to select and obtain building materials. Despite our detailed specifications and quality control procedures, in some cases, it may be determined that subcontractors used improper construction processes or defective materials in the construction of our homes. Although our subcontractors have principal responsibility for defects in the work they do, we have ultimate responsibility to the homebuyers. When we find these issues, we repair them in accordance with our warranty obligations. Improper construction processes and defective products widely used in the homebuilding industry can result in the need to perform extensive repairs to large numbers of homes. The cost of complying with our warranty obligations may be significant if we are unable to recover the cost of repairs from subcontractors, materials suppliers and insurers.

We also can suffer damage to our reputation, and may be exposed to possible liability, if subcontractors fail to comply with applicable laws, including laws involving things that are not within our control. When we learn about possibly improper practices by subcontractors, we try to cause the subcontractors to discontinue them. However, we are not always able to do that, and even when we can, it may not avoid claims against us relating to what the subcontractors already did.

Damage to our corporate reputation or brands from negative publicity could adversely affect our business, financial results and/or stock price.

Adverse publicity related to our company, industry, personnel, operations or business performance may cause damage to our corporate reputation or brands and may generate negative sentiment, potentially affecting the performance of our business or our stock price, regardless of its accuracy. Negative publicity can be disseminated rapidly through digital platforms, including social media, websites, blogs and newsletters. Customers and other interested parties value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording us an opportunity for redress or correction, and our success in preserving our brand image depends on our ability to recognize, respond to and effectively manage negative publicity in a rapidly changing environment. Adverse publicity or unfavorable commentary from any source could damage our reputation, reduce the demand for our homes or negatively impact the morale and performance of our employees, which could adversely affect our business.

Natural disasters and severe weather conditions could delay deliveries, increase costs and decrease demand for homes in affected areas.

Several of our markets, specifically our operations in Florida, North Carolina, Washington, D.C. and Texas, are situated in geographical areas that are regularly impacted by severe storms, including hurricanes, flooding and tornadoes. In addition, our operations in the Midwest can be impacted by severe storms, including tornadoes. The occurrence of these or other natural disasters can cause delays in the completion of, or increase the cost of, developing one or more of our communities, and as a result could materially and adversely impact our results of operations.

We are subject to extensive government regulations, which could restrict our business and cause us to incur significant expense.

The homebuilding industry is subject to numerous local, state, and federal statutes, ordinances, rules, and regulations concerning building, zoning, sales, consumer protection, the environment, and similar matters. This regulation affects construction activities as well as sales activities, mortgage lending activities, land availability and other dealings with home buyers. These statutes, ordinances, rules, and regulations, and any failure to comply therewith, could give rise to additional liabilities or expenditures and have an adverse effect on our results of operations, financial condition or business.

We must also obtain licenses, permits and approvals from various governmental authorities in connection with our development activities, and these governmental authorities often have broad discretion in exercising their approval authority. Municipalities may also restrict or place moratoriums on the availability of utilities, such as water and sewer taps. In some areas, municipalities may enact growth control initiatives, which will restrict the number of building permits available in a given year. In addition, we may be required to apply for additional approvals or modify our existing approvals because of changes in local circumstances or applicable law. If municipalities in which we operate take actions like these, it could have an adverse effect on our business by causing delays, increasing our costs, or limiting our ability to operate in those municipalities.

We incur substantial costs related to compliance with legal and regulatory requirements. Any increase in legal and regulatory requirements may cause us to incur substantial additional costs or, in some cases, cause us to determine that certain property is not feasible for development.

Information technology failures and data security breaches could harm our business.

We use information technology, digital communications and other computer resources to carry out important operational and marketing activities and to maintain our business records. Many of these resources are provided to us and/or maintained on our behalf by third-party service providers pursuant to agreements that specify to varying degrees certain security and service level standards. Our ability to conduct our business may be impaired if these resources, including our website, are compromised, degraded, damaged or fail, whether due to a virus or other harmful circumstance, intentional penetration or disruption of our information technology resources by a third party, natural disaster, hardware or software corruption or failure or error (including a failure of security controls incorporated into or applied to such hardware or software), telecommunications system failure, service provider error or failure or intentional or unintentional personnel actions (including the failure to follow our security protocols), or lost connectivity to our networked resources. A material breach in the security of our information technology systems or other data security controls could result in third parties obtaining customer, employee or company data. A significant and extended disruption in the functioning of these resources, including our website, could damage our reputation and cause us to lose customers, sales and revenue, result in the unintended and/or unauthorized public disclosure or the misappropriation of proprietary, personal identifying and confidential information (including information about our homebuyers, business partners and employees), and require us to incur significant expense (that we may not be able to recover in whole or in part from our service providers or responsible parties, or their or our insurers) to address and remediate or otherwise resolve these kinds of issues. The release of confidential information may also lead to litigation or other proceedings against us by affected individuals and/or business partners and/or by regulators, and the outcome of such proceedings could have a material and adverse effect on our financial position, results of operations and cash flows. In addition, the costs of maintaining adequate protection against such threats, based on considerations of their evolution, pervasiveness and frequency and/or government-mandated standards or obligations regarding protective efforts, could be material to our consolidated financial statements in a particular period or over various periods.

We are dependent on the services of certain key employees, and the loss of their services could hurt our business.

Our future success depends, in part, on our ability to attract, train and retain skilled personnel. If we are unable to retain our key employees or attract, train and retain other skilled personnel in the future, this could materially and adversely impact our operations and result in additional expenses for identifying and training new personnel.

The value of our deferred income tax asset could be significantly reduced if corporate tax rates in the United States are lowered or if other changes in the U.S. corporate tax system occur.

Following the recent change in administration, discussions in the U.S. Congress regarding comprehensive tax reform have increased. Such legislation could significantly alter the existing tax code, including a reduction in corporate income tax rates. Although a reduction in the corporate income tax rate could result in lower future tax expense and tax payments, it would reduce, perhaps significantly, the value of our existing deferred tax asset and could result in a charge to our earnings from the write-down of this asset. It is uncertain whether or when any such tax reform proposals will be enacted into law, and whether or how they will affect our deferred tax asset.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive an equal principal amount of the original notes. We will cancel all of the original notes that are tendered and accepted for exchange. Accordingly, no additional debt will result from the exchange offer. We have agreed to bear all expenses of the exchange offer.

We used a portion of the net proceeds from the private placement of the original notes to repay all outstanding borrowings under the Credit Facility. We intend to use the balance of such net proceeds for general corporate purposes, which may include future acquisitions of land, land development, home construction, capital expenditures, increasing our working capital, corporate acquisitions, repayment of other indebtedness, redemption of our 9.75% Series A Preferred Shares and other related purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges, or the deficiency of earnings available to cover fixed charges, as appropriate, for each of the periods indicated:

	Six Months Ended June 30,		Fiscal Year Ended December 31,
(Dollars in thousands)	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	3.59	3.06	3.43	3.23	3.05	2.37	1.59
Coverage deficiency	—	—	—	—	—	—	—

The ratio of earnings to fixed charges is determined by dividing earnings by fixed charges. Earnings consists of (loss) income from continuing operations before income taxes, loss (income) of unconsolidated joint ventures, fixed charges and interest amortized to cost of sales, excluding capitalized interest. Fixed charges consist of interest incurred, amortization of debt costs and that portion of operating lease rental expense (33%) deemed to be representative of interest.

CAPITALIZATION

The following table sets forth our consolidated cash and restricted cash and capitalization as of June 30, 2017:

•	on an actual basis; and

•	on an as adjusted basis to give effect to (i) the issuance of the original notes and (ii) the repayment of all outstanding borrowings under the Credit Facility. See “Use of Proceeds.”

You should read this table in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, which are incorporated by reference in this prospectus.

	As of June 30, 2017
	Actual	As Adjusted
	(dollars in thousands, except par values)
Cash and restricted cash(1)	$29,940	$137,640

Debt:
Homebuilding revolving credit facility(2)	$138,000	$—
6.75% senior notes due 2021, net(3)	296,229	296,229
5.625% senior notes due 2025, net(3)	—	245,700
3.25% convertible senior subordinated notes due 2017, net(3)	57,380	57,380
3.0% convertible senior subordinated notes due 2018, net(3)	85,777	85,777
Note payable—other	3,663	3,663

Total homebuilding debt	581,049	688,749
M/I Financial credit facilities(4)	89,518	89,518

Total debt	$670,567	$778,267

Shareholders’ Equity:
Preferred shares—$.01 par value; authorized 2,000,000 shares; 2,000 shares issued and outstanding	$48,163	$48,163
Common shares—$.01 par value; authorized 58,000,000 shares; 25,104,552 shares issued and outstanding	271	271
Additional paid-in capital	245,775	245,775
Retained earnings	438,595	438,595
Treasury shares—at cost—1,988,171 common shares	(39,487)	(39,487)

Total shareholders’ equity	$693,317	$693,317

Total capitalization	$1,363,884	$1,471,584

(1)	At June 30, 2017, the Company had $0.9 million of restricted cash, which primarily consisted of homebuilding cash that the Company had designated as collateral in accordance with the Letter of Credit Facility (as defined herein), and also included cash held in escrow of less than $0.2 million.
(2)

The as adjusted amount reflects the use of $138.0 million of the net proceeds from the offering of the original notes to repay borrowings under the Credit Facility. The Credit Facility has an aggregate commitment amount of up to $475 million, which may be increased up to $500 million in the aggregate, contingent on obtaining additional commitments from the lenders, including a sublimit of $125 million for letters of credit, and a maturity date of July 18, 2021. As of June 30, 2017, there were $138.0 million in borrowings outstanding and $41.3 million of letters of credit outstanding under the Credit Facility, and, assuming the Second Amendment was then in effect, the full remaining amount of $295.7 million in borrowing availability under the Credit Facility could have been borrowed, based on the borrowing base calculation of $646.8 million.
(3)	The carrying amount of our senior notes and convertible notes are net of any debt issuance costs that are amortized over the respective terms of such notes.
(4)	The MIF Mortgage Warehousing Agreement has an aggregate commitment amount of $125 million, which may be increased to $150 million during the periods from September 25, 2017 to October 16, 2017 and December 15, 2017 to February 2, 2018, and an expiration date of June 22, 2018. The MIF Mortgage Repurchase Facility has an aggregate commitment amount of $35 million and an expiration date of October 30, 2017. These facilities are used by M/I Financial primarily to provide financing for the origination of mortgage loans.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth our selected consolidated financial data as of the dates and for the periods indicated. You should read the following information in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, each of which is incorporated by reference into this prospectus.

	December 31,					June 30,
(In thousands, except per share amounts)	2016	2015	2014	2013	2012	2017	2016
Income Statement (Year Ended December 31 or Six Months Ended June 30, as applicable))
Revenue	$1,691,327	$1,418,395	$1,215,180	$1,036,782	$761,905	$863,846	$725,617
Gross margin	$329,152	$300,094	$252,732	$206,469	$147,863	$175,967	$145,737
Net income	$56,609	$51,763	$50,789	$151,423	$13,347	$33,872	$25,105
Preferred dividends	$4,875	$4,875	$4,875	$3,656	$—	$2,438	$2,438
Excess of fair value over book value of preferred shares redeemed	$—	$—	$—	$2,190	$—	$—	$—
Net income to common shareholders	$51,734	$46,888	$45,914	$145,577	$13,347	$31,434	$22,667
Earnings per share to common shareholders:
Basic:	$2.10	$1.91	$1.88	$6.11	$0.68	$1.26	$0.92
Diluted:	$1.84	$1.68	$1.65	$5.24	$0.67	$1.09	$0.81
Weighted average shares outstanding:
Basic:	24,666	24,575	24,463	23,822	19,651	24,864	24,663
Diluted:	30,116	30,047	29,912	28,763	19,891	30,471	30,055
Balance Sheet (December 31 or June 30, as applicable):
Inventory	$1,215,934	$1,112,042	$918,589	$690,934	$556,817	$1,379,544	$1,170,325
Total assets	$1,548,511	$1,415,554	$1,205,239	$1,102,1104	$824,988	$1,631,386	$1,453,154
Notes payable banks—homebuilding operations	$40,300	$43,800	$30,000	$—	$—	$138,000	$70,000
Notes payable banks—financial services operations	$152,895	$123,648	$85,379	$80,029	$67,957	$89,518	$92,666
Notes payable—other	$6,415	$8,441	$9,518	$7,790	$11,105	$3,663	$8,552
Convertible senior subordinated notes due 2017—net	$57,093	$56,518	$55,943	$55,369	$54,794	$57,380	$56,806
Convertible senior subordinated notes due 2018—net	$85,423	$84,714	$84,006	$83,297	$—	$85,777	$85,069
Senior notes—net	$295,677	$294,727	$226,099	$225,082	$224,064	$85,777	$295,125
Shareholders’ equity	$654,174	$596,566	$544,295	$492,803	$335,428	$693,317	$620,512

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our and our subsidiaries’ indebtedness.

Homebuilding Credit Facility

The following description is a summary of the material provisions of the Credit Facility. The Credit Facility is governed by a Credit Agreement (as amended, the “Credit Agreement”) among the Company, as borrower, the lenders party thereto and PNC Bank, National Association, as administrative agent for the lenders. We have not included the definitions of certain defined terms contained in the Credit Agreement, and we urge you to refer to the Credit Agreement for the definitions of capitalized terms used in the following summary. Copies of the Credit Agreement are available as set forth under the caption “Where You Can Find More Information.”

Term; Maturity

The Company entered into the Credit Agreement on July 18, 2013. The Credit Agreement was amended by a First Amendment, dated October 20, 2014, and a Second Amendment, dated July 18, 2017 (the “Second Amendment”). The Credit Facility matures on July 18, 2021.

Borrowing Capacity

The Credit Facility provides revolving credit financing for the Company in the aggregate commitment amount of up to $475 million (as determined by a borrowing base), which aggregate commitment may be increased to an aggregate commitment of up to $500 million, contingent on obtaining additional commitments from the lenders or the addition of new lenders. The aggregate commitment amount includes a $125 million sub-facility for letters of credit. As of June 30, 2017, the Company had $138.0 million of outstanding borrowings and $41.3 million of letters of credit outstanding under the Credit Facility. We used a portion of the net proceeds of the offering of the original notes to repay all outstanding borrowings under the Credit Facility. We intend to use the balance of such net proceeds for general corporate purposes, which may include future acquisitions of land, land development, home construction, capital expenditures, increasing our working capital, corporate acquisitions, repayment of other indebtedness, redemption of our 9.75% Series A Preferred Shares and other related purposes. See “Use of Proceeds.”

Interest

Interest on amounts borrowed under the Credit Facility is payable at the one-month LIBOR plus 2.50%, with all interest payable monthly. The applicable margin is subject to adjustment based on the Company’s Leverage Ratio as measured at the end of each quarter, as described in the Credit Agreement.

Collateral

The obligations under the Credit Facility are unsecured. The Credit Agreement imposes certain restrictions on the creation of liens on the property of the Company and certain of its subsidiaries.

Borrowing Base

Availability under the Credit Facility is based on a borrowing base equal to (i) 100% of Unrestricted Cash, plus (ii) 100% of Escrowed Proceeds Receivable, plus (iii) 90% of the book value of Units Under Contract, plus (iv) 80% of the book value of Speculative Units, plus (v) 80% of the book value of Model Units, plus (vi) 65% of the book value of Finished Lots, plus (vii) 60% of the book value of Lots Under Development, plus (viii) 40% of the book value of Entitled Land that is not already included in the borrowing base under another category. The borrowing base is subject to additional limitations under the Credit Agreement, including certain limits on the percentage of real property consisting of homes for sale, lots under development and unimproved land that may be included in the borrowing base. As of June 30, 2017, there were $138.0 million in borrowings outstanding and $41.3 million of letters of credit outstanding under the Credit Facility, and, assuming the Second Amendment was then in effect, the full remaining amount of $220.7 million in borrowing availability under the Credit Facility could have been borrowed, based on remaining availability of $646.8 million under the borrowing base calculation.

Guarantees

The Company’s obligations under the Credit Facility are guaranteed by all of the Company’s subsidiaries, with the exception of subsidiaries that are primarily engaged in the business of mortgage financing, title insurance or similar financial businesses relating to the homebuilding and home sales business, certain subsidiaries that are not 100%-owned by the Company or another subsidiary, and other subsidiaries designated by the Company as Unrestricted Subsidiaries, subject to limitations on the aggregate amount invested in such Unrestricted Subsidiaries.

Covenants

The Credit Agreement contains various representations, warranties and affirmative, negative and financial covenants. The covenants, as more fully described in the Credit Agreement, require, among other things, that the Company:

•

Maintain a minimum level of Consolidated Tangible Net Worth equal to or exceeding (i) $465.2 million, plus (ii) 50% of cumulative Consolidated Net Income, if positive, earned from and after March 31, 2017, plus (iii) 50% of the net proceeds of any equity offerings of the Company occurring on or after March 31, 2017, excluding proceeds used to refinance the Company’s preferred shares. As of June 30, 2017, assuming the Second Amendment was then in effect, the Company’s Consolidated Tangible Net Worth was $648.4 million and the minimum required Consolidated Tangible Net Worth was $471.6 million.

•	Maintain a Leverage Ratio not to exceed 60%. As of June 30, 2017, the Company’s Leverage Ratio was 48%.

•

Maintain one or more of the following: (i) a minimum Interest Coverage Ratio of 1.50 to 1.00, or (ii) Liquidity no less than Consolidated Interest Incurred for the previous twelve months ending on the last day of the fiscal quarter. As of June 30, 2017, the Company’s Interest Coverage Ratio was 4.9 to 1.00.

•

Not incur any secured indebtedness outside of the Credit Facility exceeding $30 million at any one time outstanding subject to certain exceptions, including letters of credit secured by cash, purchase money indebtedness, certain scheduled secured indebtedness, Capitalized Lease Obligations, and certain bonds related to development of land. As of June 30, 2017, the Company had $0.6 million of letters of credit issued and outstanding under the Letter of Credit Facility and $2.4 million of other secured indebtedness outstanding outside of the Credit Facility, excluding the exceptions listed above.

•

Not incur any liens except for liens permitted by the Credit Agreement, which permitted liens include liens on the permitted amount of secured indebtedness, liens incurred in the normal operation of the Company’s homebuilding and related business, and liens securing other debt not in excess of $20 million.

•

Not allow the number of unsold housing units and model homes to exceed, as of the end of any fiscal quarter, the greater of (i) the number of housing unit closings occurring during the period of twelve months ending on the last day of such fiscal quarter, multiplied by 35%, or (ii) the number of housing unit closings occurring during the period of six months ending on the last day of such fiscal quarter, multiplied by 70%. As of June 30, 2017, the number of unsold housing units and model homes was 945 and the maximum amount of unsold housing units and model homes allowed was 1,685.

•

Not allow the book value of unsold land inventory to exceed 125% of the sum of Consolidated Tangible Net Worth and Subordinated Debt, less Subordinated Debt due within one year. As of June 30, 2017 the Company’s adjusted land inventory value was $608.8 million and the maximum book value of unsold land inventory allowed was $990.2 million.

•

Not make or commit to make any Investments except for Investments permitted by the Credit Agreement, which permitted Investments include (i) Investments made in the normal operation of the Company’s homebuilding and related business, (ii) Investments in cash and equivalents, (iii) Investments in Joint Ventures and Unrestricted Subsidiaries up to a maximum of 30% of Consolidated Tangible Net Worth and (iv) other permitted Investments as described in the Credit Agreement. As of June 30, 2017, the amount of Investments in Joint Ventures and Unrestricted Subsidiaries was $8.6 million and the maximum amount of Investments in Joint Ventures and Unrestricted Subsidiaries allowed was $194.5 million.

As of June 30, 2017, the Company was in compliance with all covenants of the Credit Agreement.

Events of Default

The Credit Agreement contains customary events of default, including:

•	nonpayment of principal, interest and fees;

•	defaults in the performance of covenants;

•	inaccuracy of representations and warranties;

•	material defaults on other agreements; and

•	bankruptcy and other insolvency events.

In the event of a default under the Credit Agreement, the lenders may terminate their commitments under the Credit Agreement and declare the amounts outstanding, including all accrued and unpaid interest and fees, payable immediately.

Homebuilding Letter of Credit Facility

In addition to the letter of credit sub-facility contained in the Credit Facility, the Company is a party to the Letter of Credit Facility. The following description is a summary of the material provisions of the agreement governing the Letter of Credit Facility (the “Letter of Credit Facility Agreement”). A copy of the Letter of Credit Facility Agreement is available as set forth under the caption “Where You Can Find More Information.”

Term; Maturity; Collateral

The Company is a party to a secured Letter of Credit Facility with a maturity date of September 30, 2017. Under the terms of the Letter of Credit Facility, letters of credit can be issued for a maximum term of three years. The Letter of Credit Facility contains a cash collateral requirement of 101%. Upon maturity or the earlier termination of the Letter of Credit Facility, letters of credit that have been issued under the Letter of Credit Facility remain outstanding with cash collateral in place through their respective expiration dates.

Borrowing Capacity

The Letter of Credit Facility Agreement contains a limit for the issuance of letters of credit in aggregate of $2.0 million. As of June 30, 2017, there was a total of $0.6 million of letters of credit issued under the Letter of Credit Facility, which was collateralized with $0.6 million of restricted cash.

Interest

If a beneficiary draws on a letter of credit and the Company does not reimburse the letter of credit issuing bank (either from the cash that collateralizes the letter of credit or otherwise) immediately upon demand for reimbursement, the interest rate per annum for unreimbursed draws on letters of credit issued under the Letter of Credit Facility is 2.5% plus the greater of (a) the one-month LIBOR Rate and (b) 1.50%.

Events of Default

The Letter of Credit Facility contains certain events of default, including:

•	the failure to pay obligations under the Letter of Credit Facility when due;

•	a default under the Credit Facility;

•	a change of control; and

•	bankruptcy and other insolvency events.

In the event of a default under the Letter of Credit Facility, the issuing bank may terminate any commitment to issue letters of credit under the Letter of Credit Facility and declare the amounts outstanding, including all accrued and unpaid interest and fees, payable immediately.

M/I Financial Mortgage Warehousing Facility

The following description is a summary of the material provisions of the MIF Mortgage Warehousing Agreement. We have not included the definitions of certain defined terms contained in the MIF Mortgage Warehousing Agreement, and we urge you to refer to the MIF Mortgage Warehousing Agreement for the definitions of capitalized terms used in the following summary. Copies of the MIF Mortgage Warehousing Agreement are available as set forth under the caption “Where You Can Find More Information.”

Term; Maturity

M/I Financial entered into the MIF Mortgage Warehousing Agreement on June 24, 2016, as amended by a First Amendment, dated June 23, 2017. The MIF Mortgage Warehousing Agreement expires on June 22, 2018 and is used to finance eligible residential mortgage loans originated by M/I Financial.

Borrowing Capacity

The MIF Mortgage Warehousing Agreement provides M/I Financial with maximum borrowing availability of $125 million with an increase of the maximum borrowing availability to $150 million during certain periods of expected increases in the volume of mortgage originations, specifically from September 25, 2017 to October 16, 2017 and from December 15, 2017 to February 2, 2018.

Interest

M/I Financial pays interest on each advance under the MIF Mortgage Warehousing Agreement at a per annum rate equal to the greater of (i) the floating LIBOR rate plus 237.5 basis points and (ii) 2.75%.

Collateral

The MIF Mortgage Warehousing Agreement is secured by certain mortgage loans originated by M/I Financial and that are being “warehoused” prior to their sale to investors. The MIF Mortgage Warehousing Agreement provides for limits with respect to certain loan types that can secure outstanding borrowings. There are currently no guarantors of the MIF Mortgage Warehousing Agreement, although M/I Financial may, at its election, designate from time to time any one or more of its subsidiaries as guarantors.

Covenants

M/I Financial must comply with certain representations, warranties and covenants set forth in the MIF Mortgage Warehousing Agreement. The covenants, as more fully described in the MIF Mortgage Warehousing Agreement, require, among other things, that M/I Financial:

•	Maintain Tangible Net Worth of at least $12.5 million. As of June 30, 2017, M/I Financial’s Tangible Net Worth was $24.4 million.

•	Maintain liquidity (unencumbered cash and cash equivalents) of at least $6.25 million. As of June 30, 2017, M/I Financial’s liquidity was $20.9 million.

•	Maintain a leverage ratio (Debt to Tangible Net Worth) of not more than 10.0 to 1.0. As of June 30, 2017, M/I Financial’s leverage ratio was 4.1 to 1.0.

•

Maintain, as of the end of each calendar month, for the 12 months then ending, positive Adjusted Net Income. As of June 30, 2017, M/I Financial’s Adjusted Net Income for the 12 months then ending was $12.5 million.

•

Not incur any Indebtedness, except as permitted by the MIF Mortgage Warehousing Agreement, which permitted Indebtedness includes other mortgage collateralized facilities and Indebtedness incurred in the normal operation of M/I Financial’s mortgage finance and related business.

•

Not incur any liens, except as permitted by the MIF Mortgage Warehousing Agreement, which permitted liens include liens securing other mortgage collateralized facilities and liens incurred in the normal operation of M/I Financial’s mortgage finance and related business.

•

Not make any Investments, except as permitted by the MIF Mortgage Warehousing Agreement, which permitted Investments include Investments in cash and equivalents and Investments made in the normal operation of M/I Financial’s mortgage finance and related business.

As of June 30, 2017, M/I Financial had $60.1 million outstanding under the MIF Mortgage Warehousing Agreement and was in compliance with all covenants of the MIF Mortgage Warehousing Agreement.

Events of Default

The MIF Mortgage Warehousing Agreement contains customary events of default, including:

•	the failure to pay obligations under the MIF Mortgage Warehousing Agreement when due;

•	the failure to meet financial covenants;

•	an acceleration event under any other credit facility which M/I Financial may enter into in the future;

•	failure to satisfy any judgment in excess of $200,000 that is not bonded pending appeal;

•	a change of control; and

•	bankruptcy and other insolvency events.

In the event of a default under the MIF Mortgage Warehousing Agreement, the lenders may terminate their commitments under the MIF Mortgage Warehousing Agreement and declare the amounts outstanding, including all accrued and unpaid interest and fees, payable immediately.

M/I Financial Mortgage Repurchase Facility

The following description is a summary of the material provisions of the MIF Mortgage Repurchase Facility. We have not included the definitions of certain defined terms contained in the MIF Mortgage Repurchase Facility, and we urge you to refer to the MIF Mortgage Repurchase Facility for the definitions of capitalized terms used in the following summary. Copies of the MIF Mortgage Repurchase Facility are available as set forth under the caption “Where You Can Find More Information.”

Term; Maturity

M/I Financial entered into the MIF Mortgage Repurchase Facility with Sterling National Bank, as buyer, on November 3, 2015, as amended by Amendment No. 1, dated as of December 2, 2015, by Amendment No. 2, dated as of August 8, 2016, by Amendment No. 3, dated as of October 31, 2016, and by Amendment No. 4, dated as of May 16, 2017. The MIF Mortgage Repurchase Facility expires on October 30, 2017 and is used to finance eligible residential mortgage loans originated by M/I Financial until the loans are delivered to third party buyers.

Capacity

The Maximum Purchase Price (i.e., the maximum amount of credit available) under the MIF Mortgage Repurchase Facility is $35 million at any time.

Interest

M/I Financial pays interest on each Transaction under the MIF Mortgage Repurchase Facility at a per annum rate equal to (i) the floating LIBOR rate plus 250 basis points with respect to Transactions the subject of which are Conforming Mortgage Loans, Agency High Balance Mortgage Loans and Exception Mortgage Loans and (ii) the floating LIBOR rate plus 275 basis points with respect to Transactions the subject of which are Jumbo Mortgage Loans.

Repurchase Obligations/Collateral

Under the MIF Mortgage Repurchase Facility, M/I Financial is required to repurchase Purchased Mortgage Loans at certain times set forth therein unless such Purchased Mortgage Loans are sold to third party buyers prior to the applicable Repurchase Date. Although the parties intend that all Transactions under the MIF Mortgage Repurchase Facility be sales and purchases and not loans, in the event that any Transactions are deemed to be loans, such loans would be secured by certain mortgage loans that have been originated by M/I Financial until the loans are delivered to third party buyers. There are currently no guarantors of the MIF Mortgage Repurchase Facility.

Covenants

M/I Financial must comply with certain representations, warranties and covenants set forth in the MIF Mortgage Repurchase Facility. The covenants, as more fully described in the MIF Mortgage Repurchase Facility, are substantially similar to the covenants in the MIF Mortgage Warehousing Agreement.

As of June 30, 2017, M/I Financial had $29.4 million outstanding under the MIF Mortgage Repurchase Facility and was in compliance with all covenants of the MIF Mortgage Repurchase Facility.

Events of Default

The MIF Mortgage Repurchase Facility contains customary events of default, which are substantially similar to the events of default in the MIF Mortgage Warehousing Agreement.

In the event of a default under the MIF Mortgage Repurchase Facility, the buyer may terminate its commitments under the MIF Mortgage Repurchase Facility and, at the buyer’s option, may require that all Purchased Mortgage Loans be immediately repurchased by M/I Financial.

2021 Senior Notes

The following description is a summary of the material terms of the 2021 Senior Notes. The 2021 Senior Notes were issued pursuant to an Indenture, dated December 1, 2015, by and among the Company, the subsidiary guarantors and U.S. Bank National Association, as trustee. We have not included the definitions of certain defined terms contained in the indenture governing the 2021 Senior Notes, and we urge you to refer to the indenture governing the 2021 Senior Notes for the definitions of capitalized terms used in the following summary. Copies of the indenture governing the 2021 Senior Notes are available as set forth under the caption “Where You Can Find More Information.”

In December 2015, the Company issued $300 million aggregate principal amount of 2021 Senior Notes. The 2021 Senior Notes mature on January 15, 2021. The 2021 Senior Notes bear interest at the rate of 6.75% per annum (payable semi-annually in arrears on January 15 and July 15 of each year).

The 2021 Senior Notes are fully and unconditionally guaranteed jointly and severally by all of our subsidiaries, with the exception of subsidiaries that are primarily engaged in the business of mortgage financing, title insurance or similar financial businesses relating to the homebuilding and home sales business, certain subsidiaries that are not 100%-owned by the Company or another subsidiary, and other subsidiaries designated by the Company as Unrestricted Subsidiaries in accordance with the terms of the indenture. The 2021 Senior Notes and the related guarantees are general, unsecured senior obligations of the Company and the subsidiary guarantors and rank equally in right of payment with all our existing and future unsecured senior indebtedness.

The Company must comply with certain covenants set forth in the indenture governing the 2021 Senior Notes. The covenants, as more fully described and defined in the indenture, limit the ability of the Company and the restricted subsidiaries to, among other things:

•

Incur additional Indebtedness unless, after giving effect to such additional Indebtedness, either (i) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (ii) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00, provided, however, this limitation does not generally apply to certain types of Indebtedness, including Indebtedness under Credit Facilities not to exceed the greater of $500 million and 30% of Consolidated Tangible Net Assets, purchase money Indebtedness, non-recourse Indebtedness, and up to the greater of $40 million and 5% of Consolidated Tangible Net Assets of other Indebtedness.

•	Make certain payments, including dividends, or repurchase any shares, in an aggregate amount exceeding our “restricted payments basket.”

•

Make Investments in other entities in the form of capital contributions or loans or purchases of securities, in an amount exceeding our “restricted payments basket” (as described in the indenture) except for certain Permitted Investments, which include, among other things, (i) Investments in Subsidiaries or Joint Ventures that are not Guarantors under the indenture, in an aggregate amount subsequent to the Issue Date (net of any such Investment amounts re-distributed) not to exceed 15% of Consolidated Tangible Assets at any one time outstanding and (ii) other Investments in an aggregate amount not to exceed the greater of $40 million and 5% of Consolidated Tangible Net Assets at any one time outstanding.

•

Create or incur certain liens (other than Permitted Liens which include liens securing certain indebtedness in an amount not to exceed 20% of Consolidated Tangible Assets), consolidate or merge with or into other companies or liquidate or sell or transfer or otherwise dispose of all or substantially all of our assets.

These covenants are subject to a number of exceptions and qualifications as described in the indenture governing our 2021 Senior Notes. As of June 30, 2017, the Company was in compliance with all terms, conditions, and financial covenants under the indenture.

The indenture governing the 2021 Senior Notes contains customary events of default, including, without limitation:

•	failure to pay principal on the 2021 Senior Notes when due;

•	failure to pay interest on the 2021 Senior Notes for 30 days after becoming due;

•

failure to comply with agreements or covenants contained in the indenture governing the 2021 Senior Notes regarding limitations on indebtedness, restricted payments, asset sales and consolidation and mergers and regarding change of control offers and such failure continues for 60 days;

•

failure to comply with certain other agreements or covenants contained in the indenture governing the 2021 Senior Notes for a period of 60 days after written notice from the trustee or the holders of 25% of the aggregate principal amount of 2021 Senior Notes then outstanding;

•	acceleration of $25 million or more of certain other indebtedness;

•	certain judgments in excess of $25 million that have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; and

•	certain bankruptcy events.

If an event of default occurs under the indenture governing the 2021 Senior Notes, the trustee or the holders of at least 25% in aggregate principal amount of the 2021 Senior Notes then outstanding may declare all amounts owing under the 2021 Senior Notes to be immediately due and payable, and the trustee may pursue any available remedy to collect payment on the 2021 Senior Notes or to enforce the performance of any provision of the 2021 Senior Notes or the indenture governing the 2021 Senior Notes.

2017 Convertible Notes

The following description is a summary of the material terms of the 2017 Convertible Notes. The 2017 Convertible Notes were issued pursuant to a base indenture, dated as of September 11, 2012, by and among the Company, the subsidiary guarantors and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture, dated as of September 11, 2012, by and among the Company, the subsidiary guarantors and U.S. Bank National Association, as trustee. We have not included in this description the definitions of certain defined terms contained in the indenture governing the 2017 Convertible Notes, and we urge you to refer to the indenture governing the 2017 Convertible Notes for the definitions of capitalized terms used in the following summary. Copies of the indenture governing the 2017 Convertible Notes are available as set forth under the caption “Where You Can Find More Information.”

In September 2012, the Company issued $57.5 million aggregate principal amount of 2017 Convertible Notes. The 2017 Convertible Notes mature on September 15, 2017, unless earlier repurchased or converted. The 2017 Convertible Notes bear interest at a rate of 3.25% per year (payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2013).

The 2017 Convertible Notes are fully and unconditionally guaranteed by all of the Company’s subsidiaries that are guarantors under the 2021 Senior Notes. The 2017 Convertible Notes and the guarantees thereof are the Company’s and the Guarantors’ senior subordinated unsecured obligations and are subordinated in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness and effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness.

At any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date, holders may convert their 2017 Convertible Notes into the Company’s common shares. The current conversion rate is 42.0159 of the Company’s common shares per $1,000 principal amount of 2017 Convertible Notes (equivalent to a conversion price of approximately $23.80 per common share). The conversion rate is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued but unpaid interest. The Company may not redeem the 2017 Convertible Notes prior to the stated maturity date.

If a fundamental change (as defined in the indenture) occurs prior to the stated maturity date, holders of the 2017 Convertible Notes may require the Company to repurchase for cash all or any portion of their 2017 Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2017

Convertible Notes to be repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change repurchase date.

The Company and the Guarantors must comply with certain covenants set forth in the indenture governing the 2017 Convertible Notes. The covenants, as more fully described and defined in the indenture, provide for, among other things, compliance with applicable laws upon repurchases, SEC reporting requirements and restrictions on layering of debt.

As of June 30, 2017, the Company was in compliance with all terms, conditions and covenants under the indenture governing the 2017 Convertible Notes.

2018 Convertible Notes

The following description is a summary of the material terms of the 2018 Convertible Notes. The 2018 Convertible Notes were issued pursuant to a base indenture, dated as of September 11, 2012, by and among the Company, the subsidiary guarantors and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture, dated as of March 11, 2013, by and among the Company, the subsidiary guarantors and U.S. Bank National Association, as trustee. We have not included in this description the definitions of certain defined terms contained in the indenture governing the 2018 Convertible Notes, and we urge you to refer to the indenture governing the 2018 Convertible Notes for the definitions of capitalized terms used in the following summary. Copies of the indenture governing the 2018 Convertible Notes are available as set forth under the caption “Where You Can Find More Information.”

In March 2013, the Company issued $86.3 million aggregate principal amount of 2018 Convertible Notes. The 2018 Convertible Notes mature on March 1, 2018, unless earlier repurchased or converted. The 2018 Convertible Notes bear interest at a rate of 3.0% per year (payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2013).

The 2018 Convertible Notes are fully and unconditionally guaranteed by all of the Company’s subsidiaries that are guarantors under the 2021 Senior Notes and the 2017 Convertible Notes. The 2018 Convertible Notes and the guarantees thereof are the Company’s and the Guarantors’ senior subordinated unsecured obligations and are subordinated in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness and effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness.

At any time prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date, holders may convert their 2018 Convertible Notes into the Company’s common shares. The conversion rate initially equals 30.9478 of the Company’s common shares per $1,000 principal amount of 2018 Convertible Notes (equivalent to a conversion price of approximately $32.31 per common share). The conversion rate is subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued but unpaid interest.

If a fundamental change (as defined in the indenture) occurs prior to the stated maturity date, holders of the 2018 Convertible Notes may require the Company to repurchase for cash all or any portion of their 2018 Convertible Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2018 Convertible Notes to be repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change repurchase date.

The Company may redeem for cash any or all of the 2018 Convertible Notes (except for any 2018 Convertible Notes that the Company is required to repurchase in connection with a fundamental change), but only if the last reported sale price of the Company’s common shares exceeds 130% of the applicable conversion price for the notes on each of at least 20 applicable trading days. The 20 trading days do not need to be consecutive, but must occur during a period of 30 consecutive trading days that ends within 10 trading days immediately prior to the date the Company provides the notice of redemption. The redemption price of the 2018 Convertible Notes to be redeemed will equal 100% of the principal amount, plus accrued and unpaid interest.

The Company and the Guarantors must comply with certain covenants set forth in the indenture governing the 2018 Convertible Notes. The covenants, as more fully described and defined in the indenture, provide for, among other things, compliance with applicable laws upon repurchases, SEC reporting requirements and restrictions on layering of debt.

As of June 30, 2017, the Company was in compliance with all terms, conditions and covenants under the indenture governing the 2018 Convertible Notes.

THE EXCHANGE OFFER

General

We are offering to exchange in the exchange offer any and all of the original notes for an equal principal amount of the exchange notes on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal. The original notes are, and the exchange notes will be, part of a single class of notes in the aggregate principal amount of $250 million.

Purpose of the Exchange Offer

On August 3, 2017, we issued and sold $250 million aggregate principal amount of the original notes to the initial purchasers in a private placement transaction that was exempt from the registration requirements of the Securities Act. In connection with the private placement, we entered into the registration rights agreement with the initial purchasers, pursuant to which we agreed to exchange the original notes for exchange notes which we agreed to register under the Securities Act, and we also granted holders of the original notes rights under limited circumstances to have resales of their original notes registered under the Securities Act.

Under the registration rights agreement, we agreed to file within 120 days after August 3, 2017 a registration statement with the SEC for the exchange of the original notes for the exchange notes. This prospectus is a part of the registration statement we filed to satisfy that obligation. We also agreed to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 210 days after August 3, 2017 and to commence the exchange offer promptly following the effectiveness of the registration statement.

We urge you to read the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Copies of the registration rights agreement are also available as set forth under the caption “Where You Can Find More Information.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, we will accept for exchange any and all original notes that are validly tendered at or prior to the expiration time and not validly withdrawn. The principal amount of the exchange notes issued in the exchange offer will be the same as the principal amount of the original notes that are validly tendered and accepted for exchange. You may tender your original notes in whole or in part. However, if you tender less than all of your original notes, you may tender your original notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. Upon consummation of the exchange offer, the rights of holders of the notes under the registration rights agreement, including rights relating to registration and payment of additional interest upon a registration default, generally will terminate.

The exchange notes will evidence the same debt as the original notes, and will be fully and unconditionally guaranteed on a senior unsecured basis by the same subsidiary guarantors that guarantee the original notes. The indenture governing the exchange notes will be the same indenture that governs the original notes. The exchange notes and any original notes that remain outstanding after the consummation of the exchange offer will constitute a single class of debt securities under the indenture.

As of the date of this prospectus, $250 million aggregate principal amount of the original notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the original notes, or their legal representatives or attorneys-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.

You do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. Except for the federal securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the consummation of the exchange offer.

We will be deemed to accept all of the original notes that are validly tendered in the exchange offer and not validly withdrawn if, as, and when we give oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

If you tender your original notes in the exchange offer, you will not be required to pay any brokerage commissions or fees with respect to the exchange of your original notes for the exchange notes or, except as described below under “—Transfer Taxes,” pay any transfer taxes in connection with such exchange.

Expiration Time; Extensions; Amendments

The expiration time for the exchange offer is 11:59 p.m., New York City time, on                , 2017, unless we, in our sole discretion, extend the exchange offer, in which case the expiration time for the exchange offer will be the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time:

•	notify the exchange agent of any extension orally or in writing; and

•	make a public announcement of the extension.

During an extension of the expiration time, all original notes previously validly tendered will remain subject to the terms and conditions of the exchange offer and will be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

We expressly reserve the right:

•	to extend the expiration time;

•	to delay accepting any original notes due to an extension of the exchange offer;

•	to amend the exchange offer in any manner; or

•	if any conditions listed below under “—Conditions to the Exchange Offer” are not satisfied or waived, to terminate the exchange offer and not accept any original notes for exchange.

Any extension, delay in acceptance, amendment or termination will be followed promptly by notice to the registered holders of the original notes. If we amend the exchange offer in a manner that we determine constitutes a material change (including waiver of a material condition to the exchange offer), we will promptly disclose the amendment by means reasonably calculated to inform the registered holders of the original notes of such amendment, and we will extend the exchange offer to the extent required by law. Generally, we must keep the exchange offer open for at least five business days following a material change.

Without limiting the manner in which we may choose to make a public announcement of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate such public announcement, other than by making a timely press release to an appropriate news agency.

Interest on the Exchange Notes

Exchanging original notes for exchange notes will not affect the amount of interest a holder will receive. The exchange notes will accrue interest at the same rate (5.625% per annum) and on the same terms as the original notes. Interest will be payable semi-annually in arrears on each February 1 and August 1, commencing on February 1, 2018.

When the first interest payment is made with regard to the exchange notes, we will also pay interest on the original notes that are exchanged, from the date they were issued or the most recent interest date on which interest has been paid (if applicable) to, but not including, the day the exchange notes are issued. Interest on the original notes that are exchanged will cease to accrue on the day prior to the date on which the exchange notes are issued.

Procedures for Tendering Original Notes

Only a record holder of original notes may tender original notes in the exchange offer. When a record holder tenders original notes for exchange and we accept such original notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a record holder who wishes to tender original notes for exchange must, at or prior to the expiration time:

•

transmit a properly completed and duly executed letter of transmittal, together with the original notes being tendered and any other documents required by the letter of transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth below under “—Exchange Agent”; or

•

if original notes are tendered pursuant to DTC’s book-entry transfer procedures, an agent’s message must be transmitted by DTC to the exchange agent at the address set forth below under “—Exchange Agent,” and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the original notes being tendered into the exchange agent’s account at DTC, along with the agent’s message.

The term “agent’s message” means a message that:

•	is electronically transmitted by DTC to the exchange agent;

•	is received by the exchange agent and forms a part of a book-entry transfer;

•

states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations contained in, the letter of transmittal; and

•	states that we may enforce the letter of transmittal against such holder.

If you wish to tender original notes and:

•	certificates for the original notes are not immediately available;

•	the letter of transmittal, the original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or

•

the procedures for book-entry transfer cannot be completed at or prior to the expiration time, you may tender your original notes by complying with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.”

The method of delivery of the original notes, the letter of transmittal or an agent’s message, and any other required documents to the exchange agent is at your election and sole risk. We recommend that you use overnight or hand delivery service. If such delivery is by mail, we recommend that you use properly insured registered mail, return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration time. No letters of transmittal or original notes should be sent directly to us.

If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing, signing and delivering the letter of transmittal, together with your original notes and any other required documents, to the exchange agent, you must either:

•	make appropriate arrangements to register ownership of the original notes in your name; or

•	obtain a properly completed bond power from the registered holder.

Please note that the transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or notice of withdrawal must be guaranteed unless the original notes tendered for exchange are tendered:

•	by the registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•

for the account of a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the exchange agent, such as a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible institutions as that term is defined in Rule 17Ad-15 under the Exchange Act, each of the foregoing being referred to herein as an “eligible institution.”

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If original notes are registered in the name of a person other than the person who signed the letter of transmittal, the original notes tendered for exchange must be endorsed by, or accompanied by a written instrument of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder’s signature guaranteed by an eligible institution.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal, any original notes, any notice of withdrawal or any instrument of transfer, such persons must so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority to so act.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of original notes tendered for exchange and all other required documents. We reserve the absolute right to:

•	reject any and all tenders of any original notes not validly tendered;

•	refuse to accept any original notes if, in our judgment or the judgment of our counsel, acceptance of the original notes may be deemed unlawful;

•	waive any defects or irregularities as to all or any particular original notes, either before or after the expiration time;

•	waive any conditions of the exchange offer; and

•	determine the eligibility of any holder who seeks to tender original notes in the exchange offer.

Our determinations, either before or after the expiration time, with respect to the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, or as to any questions with respect to the tender of any original notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all original notes. Holders must cure any defects and irregularities in connection with tenders of original notes for exchange within such reasonable period of time as we may determine, unless we waive such defects or irregularities. Neither we nor the exchange agent will be under any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, or to waive any such defects or irregularities, nor will either of us incur any liability for failure to give such notification or waiver.

While we have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any original notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers to purchase any original notes that remain outstanding after consummation of the exchange offer. We also reserve the right to terminate the exchange offer, as described below under “—Conditions to the Exchange Offer,” and, to the extent permitted by applicable law, purchase the original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ materially from the terms of the exchange offer.

If you wish to tender your original notes for exchange notes in the exchange offer, we will require you to represent that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate, you are not participating, and you do not intend to participate, in the distribution of the exchange notes (within the meaning of the Securities Act);

•	you are not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of ours;

•	you are not tendering original notes that have, or that are reasonably likely to have, the status of an unsold allotment of the initial placement of the original notes; and

•

if you are a broker-dealer, (i) you will receive the exchange notes for your own account, (ii) you acquired the original notes as a result of market-making activities or other trading activities and (iii) you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

If you do not meet these requirements and are unable to make the foregoing representations, you may not participate in the exchange offer, and any sale or transfer of your original notes must comply with the registration and prospectus delivery requirements of the Securities Act, unless such sale or transfer is made pursuant to an exemption from those requirements. See “—Consequences of Failure to Exchange Original Notes” below for additional information.

We make no recommendation as to whether you should exchange or refrain from exchanging all or any portion of your original notes in the exchange offer. In addition, we have not authorized anyone to make any such recommendation. You must make your own decision as to whether to exchange your original notes in the exchange offer and, if so, the aggregate amount of original notes to exchange, after reading this prospectus and the letter of transmittal and consulting with your advisors.

Resales of the Exchange Notes

Based on interpretations by the staff of the SEC contained in several no-action letters issued to third parties, we believe that a holder of original notes who meets the requirements and is able to make the representations described above under “—Procedures for Tendering Original Notes” may offer for resale, resell or otherwise transfer the exchange notes received in the exchange offer without further registration and, except as described below, without the need to deliver a prospectus under the Securities Act. Any holder who does not meet these requirements and is unable to make such representations:

•	will not be able to rely on the interpretations of the staff of the SEC contained in such no-action letters;

•	will not be permitted to participate in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such holder’s original notes, unless such sale or transfer is made pursuant to an exemption from those requirements.

Under the registration rights agreement, we agreed, among other matters, to file a shelf registration statement covering resales of the original notes (i) if any holder of the original notes, other than the initial purchasers, is not eligible to participate in the exchange offer or (ii) upon the request of the initial purchasers under certain specified circumstances. See “—Filing of Shelf Registration Statement” below for additional information. We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement.

In connection with the resale of exchange notes, any participating broker-dealer who acquired the original notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act. In no-action letters issued to third parties, the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes by delivery of the prospectus relating to the exchange offer. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of the exchange notes during the one-year period following the consummation of the exchange offer. See “Plan of Distribution” for a discussion of certain exchange and resale obligations of broker-dealers in connection with the exchange offer.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Because the SEC has not considered this exchange offer in the context of a no-action letter, we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Consequences of Failure to Exchange Original Notes

If you do not exchange your original notes in the exchange offer, whether because you are not eligible to participate in the exchange offer or you decline to tender your original notes for exchange, your original notes will, following the consummation of the exchange offer, continue to be subject to the restrictions on transfer as stated in the indenture and the legend on the original notes. In general, original notes, unless the transfer is registered under the Securities Act, may not be offered, resold or otherwise transferred except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement. We are required to file such a registration statement in only specific, limited circumstances which may not apply to you or your original notes. See “—Filing of Shelf Registration Statement” below for additional information. If you are eligible to participate in the exchange offer, you should not decline to do so based on the assumption that a shelf registration statement will be on file and effective when you intend to resell your original notes.

See “Risk Factors—Risks Related to the Exchange Notes and the Exchange Offer” for a discussion of certain risks you should consider before deciding whether to participate in the exchange offer.

Book-Entry Transfer

Within two business days after receipt of this prospectus, the exchange agent is obligated to make a request to establish an account for the original notes at DTC for purposes of the exchange offer, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in DTC’s system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.” DTC will verify such acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer.

The confirmation of such book-entry transfer will include an agent’s message or a validly completed and duly executed letter of transmittal. The agent’s message or letter of transmittal, with any required signature guarantees, and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under “—Exchange Agent” at or prior to the expiration time, or the holder must comply with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.”

Guaranteed Delivery Procedures

If you wish to tender your original notes and: (i) certificates for the original notes are not immediately available; (ii) the letter of transmittal, the original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or (iii) the procedures for book-entry transfer cannot be completed at or prior to the expiration time, you may effect a tender if:

•

at or prior to the expiration time, the exchange agent receives from an eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, setting forth your name and address and the amount of the original notes being tendered. The notice of guaranteed delivery will state that the tender is being made and will guarantee that, within three business days after the expiration time, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message, and any other documents required by the letter of transmittal, will be transmitted to the exchange agent; and

•

the exchange agent receives the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message, and any other documents required by the letter of transmittal, within three business days after the expiration time.

Withdrawal of Tenders

You may withdraw tenders of your original notes at any time prior to the expiration time. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration time. Any such notice of withdrawal must:

•	specify the name of the holder having tendered the original notes to be withdrawn;

•	include a statement that such holder is withdrawing its election to have such original notes exchanged;

•	identify the original notes to be withdrawn (including the aggregate principal amount of the original notes to be withdrawn);

•

where certificates for original notes have been physically tendered, specify the name in which such original notes are registered, if different from that of the withdrawing holder, and the certificate numbers of the particular certificates to be withdrawn;

•

where original notes have been tendered pursuant to DTC’s procedures for book-entry transfer, specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with DTC’s book-entry transfer procedures; and

•

bear the signature of the holder in the same manner as the original signature on the letter of transmittal, if any, by which such original notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal, and our determination will be final and binding on all parties. Any original notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer, and we will not issue exchange notes with respect to such original notes, unless such original notes are validly re-tendered. Validly withdrawn notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering Original Notes” at any time at or prior to the expiration time.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Subject to the satisfaction or waiver of the conditions to the exchange offer, promptly following the expiration time, we will accept for exchange all original notes that are validly tendered and not validly withdrawn and will issue the exchange notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered original notes for exchange when, as, and if we have given oral or written notice of acceptance to the exchange agent. For each original note accepted for exchange, the holder will receive an exchange note, the issuance of which is registered under the Securities Act, having a principal amount equal to, and in the denomination of, that of the tendered original note.

Return of Notes

If we do not accept any tendered original notes, or if a holder withdraws previously tendered original notes or submits original notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted, withdrawn or non-exchanged original notes without cost to the tendering holder promptly following the rejection of the tender, withdrawal or expiration or termination of the exchange offer, as applicable. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, such unaccepted, withdrawn or non-exchanged original notes will be credited to an account maintained with DTC.

Conditions to the Exchange Offer

The exchange offer is not conditioned upon the tender of any minimum principal amount of original notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and we may amend or terminate the exchange offer as provided in this prospectus if, at any time before the expiration time, any of the following circumstances or events occurs and is not waived:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer;

•

any stop order is threatened or in effect with respect to either (i) the registration statement of which this prospectus forms a part or (ii) the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	the exchange offer or the making of any exchange by a holder of original notes would violate applicable law or any applicable interpretation of the staff of the SEC.

If, at any time prior to the expiration time, any of the foregoing circumstances or events has occurred, we may:

•	refuse to accept any original notes and return all tendered original notes to the respective holders;

•	extend the exchange offer and retain all original notes tendered at or prior to the expiration time, subject, however, to your rights to withdraw such original notes; or

•	waive the occurrence of such circumstance or event with respect to the exchange offer and accept all validly tendered original notes that have not been validly withdrawn.

If the waiver constitutes a material change to the terms of the exchange offer, we will promptly disclose the waiver by means reasonably calculated to inform the registered holders of the original notes of such waiver, and we will extend the exchange offer to the extent required by law. Generally, we must keep the exchange offer open for at least five business days following a material change.

The condition that none of the foregoing circumstances or events have occurred is for our sole benefit and may be asserted by us, regardless of the circumstances giving rise to such circumstances or events, and the occurrence of any circumstance or event may be waived by us, in whole or in part, in our sole discretion. Any determination by us concerning the circumstances or events described above will be final and binding on all parties. Our rights hereunder will be deemed an ongoing right which may be asserted at any time and from time to time by us prior to the expiration time.

Termination of Rights

If you are a holder of original notes, your rights under the registration rights agreement will generally terminate upon consummation of the exchange offer, except with respect to our continuing obligations to indemnify you and your related parties against certain liabilities, including liabilities under the Securities Act. After the exchange offer is consummated, except in limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to any original notes that you continue to own.

Filing of Shelf Registration Statement

Under the registration rights agreement, we agreed, among other matters, that (i) if any changes in applicable law or applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, (ii) if for any reason the exchange offer is not consummated within 240 days following August 3, 2017, (iii) if any holder of the original notes, other than the initial purchasers, is not eligible to participate in the exchange offer or (iv) upon the request of the initial purchasers under the circumstances specified in the registration rights agreement, we and the subsidiary guarantors will, at our cost:

•	as promptly as practicable and in any event on or prior to 45 days after such filing obligation arises, file a shelf registration statement covering resales of the original notes;

•	use our respective commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act within 180 days after such filing obligation arises; and

•

use our commercially reasonable efforts to keep the shelf registration continuously effective until the second anniversary of its effective date or until the date upon which all the notes covered by the registration statement have been sold.

We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement. If we file a shelf registration statement, we will provide to each holder of the original notes copies of the shelf registration statement and the prospectus which forms a part of the shelf registration statement, notify each holder when the shelf registration statement for the original notes has been filed with the SEC and become effective and take other actions as are required to permit unrestricted resales of the original notes. A holder of original notes that sells the original notes pursuant to the shelf registration statement generally will be:

•	required to be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers;

•	subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

•	bound by the provisions of the registration rights agreement which are applicable to such a holder, including indemnification obligations.

In addition, each holder of the original notes will be required to deliver information to be used in connection with the shelf registration statement and to provide any comments on the shelf registration statement within the time periods described in the registration rights agreement to have their notes included in the shelf registration statement and to benefit from the provisions regarding additional interest described in “—Additional Interest” below.

Additional Interest

If any of the following (each a “registration default”) occurs:

•	the exchange offer registration statement is not filed with the SEC on or before the 120th calendar day following August 3, 2017;

•	the exchange offer registration statement is not declared effective on or before the 210th calendar day following August 3, 2017;

•	the exchange offer registration statement has been declared effective but ceases to be effective at any time at which it is required to be effective; or

•

the shelf registration statement is required to be filed with the SEC but is not filed or declared effective within the time periods set forth above under “—Filing of Shelf Registration Statement” or is declared effective but thereafter ceases to be effective, the interest rate payable with respect to the original notes will be increased by 0.25% per annum upon the occurrence of such registration default. This rate will continue to increase by 0.25% per annum each 90 day period that the registration default continues. However, the maximum total increase in the interest rate will in no event exceed one percent (1.00%). Such interest is payable in addition to any other interest payable from time to time with respect to the original notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of all registration defaults, the accrual of additional interest will stop and the interest rate will revert to the original rate.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address set forth below. Questions and requests for assistance with respect to the exchange offer, and requests for additional copies of this prospectus, the letter of transmittal and any other required documents, should also be directed to the exchange agent at the address set forth below:

By registered mail, certified mail, overnight courier or hand delivery:

U.S. Bank National Association

U.S. Bank West Side Flats Operations Center

60 Livingston Ave.

St. Paul, MN 55107

Attn: Specialized Finance

Reference: M/I Homes, Inc.

By facsimile (for eligible institutions only):

(651) 466-7372

Reference: M/I Homes, Inc.

For information or confirmation by telephone:

Specialized Finance

(800) 934-6802

Delivery of the letter of transmittal or any other required documents to an address other than as set forth above or transmission of the letter of transmittal or any other required documents via facsimile to a number other than the one listed above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders for the exchange offer. We are making the principal solicitation of tenders through DTC. However, solicitations may also be made by mail, electronic mail, facsimile or telephone or in person by our officers and regular employees.

We have not retained any dealer manager in connection with the exchange offer, and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse the exchange agent for its reasonable out-of-pocket expenses. We will also reimburse brokers, dealers, commercial banks, trust companies and other nominees for the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders of the original notes for exchange.

We estimate that our cash expenses in connection with the exchange offer will be approximately $120,000. These expenses include SEC registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, printing costs and related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of original notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the record holder or any other person, if we are instructed to register exchange notes in the name of, or requested to return any original notes not tendered or accepted for exchange to, a person other than the registered tendering holder, or if a transfer tax is imposed for any other reason, other than by reason of the exchange of the original notes in the exchange offer. If satisfactory evidence of payment of such transfer taxes or exemption from payment is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded in our accounting records at the same carrying value as the original notes for which they are exchanged. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. We will amortize expenses incurred in connection with the issuance of the exchange notes over the term of the exchange notes.

DESCRIPTION OF NOTES

As used in this “Description of Notes” section, the terms “Issuer,” “we,” “us” and “our” mean M/I Homes, Inc., an Ohio corporation, and its successors, but not any of its Subsidiaries. The term “Notes” means the Issuer’s senior debt securities designated as its 5.625% Senior Notes due 2025, including the original notes and the exchange notes, in each case except as otherwise expressly provided or as the context otherwise requires.

The Issuer issued the original notes, and will issue the exchange notes, under an indenture, dated as of August 3, 2017, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth under “Where You Can Find More Information.” The terms of the exchange notes are substantially identical to the terms of the original notes, including interest rates and maturity, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes.

The exchange notes and any original notes that remain outstanding after the consummation of the exchange offer will have the same terms, will constitute a single class of debt securities under the Indenture and, therefore, will vote together as a single class for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the Indenture.

The following is a summary of the material terms and provisions of the Notes. Certain terms used in this “Description of Notes” section are defined under “—Certain Definitions.”

Principal, maturity and interest

The Notes will mature on August 1, 2025. The Notes bear interest at the rate of 5.625% per annum, payable on February 1 and August 1 of each year, commencing on February 1, 2018, to holders of record at the close of business on January 15 and July 15, as the case may be, immediately preceding the relevant interest payment date.

Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The original notes were and the exchange notes will be issued in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes constitute senior debt of the Issuer. The Issuer also may issue an unlimited amount of notes having identical terms and conditions to the Notes, except for differences with respect to issue date and issue price (“Additional Notes”), subject to compliance with the “Limitations on additional indebtedness” covenant described below. Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase as further provided below. For purposes of this “Description of Notes,” except for the covenants described under “Certain covenants—Limitations on additional Indebtedness,” references to Notes include Additional Notes, if any.

Methods of receiving payments on the Notes

If a holder has given wire transfer instructions to the Issuer at least ten business days prior to the applicable payment date, the Issuer will make all payments on such holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent and registrar for the Notes within the City and State of New York, unless the Issuer elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

Ranking

The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Guarantee will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Notes and each Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, the amount of this Indebtedness could be substantial. See “Certain covenants—Limitations on additional Indebtedness” and “Certain covenants—Limitations on Liens.” At June 30, 2017, the Issuer and the Guarantors had approximately $3.7 million of secured Indebtedness outstanding.

The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any of our Unrestricted Subsidiaries. Claims of creditors of Unrestricted Subsidiaries, including trade creditors, will generally have priority as to the assets of our Unrestricted Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes. At June 30, 2017, our Unrestricted Subsidiaries had approximately $89.5 million of Indebtedness outstanding.

Substantially all the operations of the Issuer are conducted through its Subsidiaries. Therefore, the Issuer’s ability to service its debt, including the Notes, is dependent upon the cash flow of its Subsidiaries and, to the extent they are not Guarantors, their ability to distribute those earnings as dividends, loans or other payments to the Issuer. If their ability to make these distributions were restricted, by law or otherwise, then the Issuer would not be able to use the cash flow of the non-guarantor Subsidiaries to make payments on the Notes.

Guarantees

The Issuer’s obligations under the Notes and the Indenture will be jointly and severally guaranteed by each of our Restricted Subsidiaries.

Not all of our Subsidiaries guarantee the Notes. Unrestricted Subsidiaries are not Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

As of the date of this prospectus, all of our Subsidiaries, other than M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; Washington/Metro Residential Title Agency LLC; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation, will be Guarantors. As of the date of this prospectus, each of M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; Washington/Metro Residential Title Agency LLC; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation will be Unrestricted Subsidiaries. For the six months ended June 30, 2017, the Unrestricted Subsidiaries accounted for approximately $26.2 million, or 3.0%, of our total revenues, and as of June 30, 2017, the Unrestricted Subsidiaries accounted for approximately $134.6 million, or 8.3%, of our total assets and $101.9 million, or 10.9%, of our total liabilities. In addition to the Subsidiaries that are non-guarantor Unrestricted Subsidiaries as of the date of this prospectus, under the circumstances described below under the subheading “Certain covenants—Limitations on designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate some of our other Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee; and

•

the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Facilities permitted under clause (1) of “Certain covenants—Limitations on additional Indebtedness”) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk factors—Risks related to the notes—The notes and the guarantees of the notes may not be enforceable because of fraudulent conveyance laws.” Each Guarantor that makes a payment for distribution under its Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of the respective Guarantors.

In the event (i) of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor then held by the Issuer and the Restricted Subsidiaries to any Person other than the Issuer or a Restricted Subsidiary, (ii) any Guarantor merges with and into the Issuer or another Guarantor, with the Issuer or such other Guarantor surviving such merger, (iii) any Guarantor is designated as an Unrestricted Subsidiary, in accordance with the Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by the Indenture, (iv) the Issuer exercises its Legal Defeasance option or Covenant Defeasance option as described under “Legal defeasance and covenant defeasance” or (v) all obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under “Satisfaction and discharge,” then, in each such case, such Guarantor will be released and relieved of any obligations under its Guarantee; provided, however, that the Net Available Proceeds of such sale or other disposition pursuant to clause (i) above shall be applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See “Certain covenants—Limitations on Asset Sales.”

Optional redemption

At any time prior to August 1, 2020, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 105.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided, however, that (1) at least 60% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

The Issuer may redeem all or any portion of the Notes at any time and from time to time on or after August 1, 2020 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to, but not including, the date of redemption, if redeemed during the 12-month period beginning on August 1 of each year indicated below:

Year	Percentage
2020	104.219%
2021	102.813%
2022	101.406%
2023 and thereafter	100.000%

In addition, at any time prior to August 1, 2020, the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and notice of redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of redemption will be mailed by first-class mail at least 15 but not more than 60 days before the date of redemption to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Notice of any redemption of Notes, whether in connection with a Qualified Equity Offering or otherwise, may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Change of Control

Upon the occurrence of any Change of Control, each holder will have the right to require that the Issuer purchase that holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but not including, the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or cause to be mailed, to the holders a notice (a “Change of Control Offer”):

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice, on a date specified in the notice (which shall be a business day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such holder pursuant to such Change of Control Offer; and

(3) describing the procedures that holders must follow to accept the Change of Control Offer.

The Change of Control Offer is required to remain open for at least 20 business days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by holders seeking to accept the Change of Control Offer. In addition, a Change of Control may constitute an event of default under the Credit Facilities or our other Indebtedness outstanding at such time. We cannot assure you that in the event of a Change of Control, the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the purchase. See “Risk factors—Risks related to the notes—We may not have sufficient funds or be permitted by our existing indebtedness to purchase the notes or the 2021 Senior Notes upon a change of control.”

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

A “Change of Control” includes certain sales of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries. The phrase “all or substantially all” as used in the Indenture (including as set forth under “Certain covenants—Limitations on mergers, consolidations, etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and the Restricted Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether a Change of Control Offer is required.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations, in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain covenants

The Indenture contains, among others, the following covenants:

Limitations on additional Indebtedness

Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time the following covenant will no longer be in effect), the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer and any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).

Notwithstanding the above, so long as no Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer and any Restricted Subsidiary under the Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of (a) $600.0 million and (b) 30% of Consolidated Tangible Assets, less the aggregate amount of Net Available Proceeds applied by the Issuer or any Restricted Subsidiaries since the Issue Date to repay permanently any Indebtedness under a Credit Facility pursuant to “Certain covenants—Limitations on Asset Sales”;

(2) the Notes and the Guarantees issued on the Issue Date;

(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (including the 2021 Senior Notes and guarantees thereof, and the Existing Convertible Notes and guarantees thereof, but other than Indebtedness referred to in clauses (1) and (2) above);

(4) Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations; provided, however, that: (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant; and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Issuer owed to a Restricted Subsidiary is unsecured and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary;

(8) Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception or clause (2) or (3) above;

(12) (a) Indebtedness of the Issuer or any Restricted Subsidiary incurred to finance an acquisition or merger or (b) Acquired Indebtedness of the Issuer or any Restricted Subsidiary; provided, however, that in either case, after giving effect to the transaction(s) that result in the incurrence, issuance or acquisition of such Indebtedness, on a pro forma basis, (i) the Issuer would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception, (ii) the Consolidated Fixed Charge Coverage Ratio of the Issuer would be greater than such ratio immediately prior to such transaction(s), or (iii) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Issuer would be less than such ratio immediately prior to such transaction(s); and

(13) in addition to Indebtedness allowed pursuant to the other clauses in this definition of “Permitted Indebtedness,” Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (x) $50.0 million and (y) 5% of Consolidated Tangible Assets at any one time outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above or is entitled to be incurred pursuant to the Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and reclassify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above.

The Indenture will not restrict any Unrestricted Subsidiary from incurring Indebtedness nor will Indebtedness of any Unrestricted Subsidiaries be included in the calculation of the Consolidated Fixed Charge Coverage Ratio or the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth, or in any component of any definition that is part of such calculation, hereunder, as long as the Unrestricted Subsidiary incurring such Indebtedness remains an Unrestricted Subsidiary.

Limitations on layering Indebtedness

Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time the following covenant will no longer be in effect), the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated to any other Indebtedness of the Issuer or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) contractually made expressly subordinate to the Notes or the Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is contractually subordinated to such other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be.

Limitations on Restricted Payments

Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time the following covenant will no longer be in effect), the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the 2021 Senior Notes Issue Date (other than Restricted Payments made pursuant to clause (2), (3) or (5) of the next paragraph or pursuant to the equivalent provisions of the indenture governing the 2021 Senior Notes), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) $125.0 million, plus

(b) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on October 1, 2015 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(c) 100% of the aggregate net cash proceeds or the fair market value of any assets to be used in a Permitted Business (other than securities) received by the Issuer either (x) as contributions to the common equity of the Issuer after the 2021 Senior Notes Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the 2021 Senior Notes Issue Date, other than to the extent any such proceeds are used to redeem Notes in accordance with the third paragraph under “Optional redemption,” plus

(d) the aggregate amount by which Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the 2021 Senior Notes Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(e) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the 2021 Senior Notes Issue Date, an amount (to the extent not included the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(f) with respect to an Unrestricted Subsidiary that was designated as an Unrestricted Subsidiary after the 2021 Senior Notes Issue Date, upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the fair market value of the Issuer’s proportionate interest in such Subsidiary immediately following such redesignation and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced.

The foregoing provisions will not prohibit:

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof (including those declared prior to the Issue Date), if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on additional Indebtedness” covenant and the other terms of the Indenture;

(4) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided, however, that the aggregate cash consideration paid for all such redemptions shall not exceed $3.0 million during any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent calendar years, so long as the cash consideration applied to the redemption of Equity Interests pursuant to this clause (4) shall in no event exceed $6.0 million in any calendar year);

(5) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof; or

(6) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such Restricted Payment, additional Restricted Payments not to exceed $40.0 million since the Issue Date, provided, however, that no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described in such clause. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be approved in good faith by the board of directors, or the executive committee of the board of directors, of the Issuer, which resolution with respect thereto shall be delivered to the trustee.

Limitations on dividends and other restrictions affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary, to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Issuer or any other Restricted Subsidiary.

The preceding limitation will not apply to:

(1) encumbrances or restrictions existing under or by reason of applicable law;

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Guarantees;

(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement, the Letter of Credit Facility, the 2021 Senior Notes and the Existing Convertible Notes) as in effect on that date;

(5) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired and which encumbrance or restriction was not incurred in connection with, or in contemplation of the incurrence of such Acquired Indebtedness;

(8) encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to the agreements creating, or evidencing the Indebtedness being refinanced;

(9) customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness incurred in compliance with the covenant described under “Limitations on additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) any operating lease or Capitalized Lease Obligation, insofar as the provisions thereof limit the grant of a security interest in, or other assignment of, the related leasehold interest to any other Person; and

(13) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided, however, that such amendments or refinancings are, in the good faith judgment of the Issuer’s board of directors, or executive committee of the board of directors, no more materially restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on transactions with Affiliates

Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time the following covenant will no longer be in effect), the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions involving aggregate consideration in excess of $2.0 million, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, loan or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary; and

(2) the Issuer delivers to the trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above and a secretary’s certificate which sets forth and authenticates a resolution that has been adopted by a majority of Independent Directors approving such Affiliate Transaction; and

(b) with respect to any Affiliate Transaction involving aggregate value of $25.0 million or more, the certificates described in the preceding clause (a) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, however, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification arrangements in each case consistent with past practices;

(3) loans and advances permitted by clause (3) of the definition of “Permitted Investments”;

(4) any agreement as in effect as of the Issue Date and described in the offering memorandum relating to the original notes or any extension, amendment or modification of such agreement (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated by such agreement;

(5) Restricted Payments of the type described in clause (1), (2) or (4) of the definition of “Restricted Payment” and which are made in accordance with the covenant described under “Limitations on Restricted Payments”; or

(6) transactions in the ordinary course of business with M/I Financial, LLC or other Unrestricted Subsidiaries that are engaged in the business of originating mortgages on behalf of new home customers of the Issuer and its homebuilding Subsidiaries; provided that such transactions are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or such Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary.

Limitations on Liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

Until the Notes receive an Investment Grade rating from both Rating Agencies (after which time the following covenant will no longer be in effect), the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets included in such Asset Sale; and

(2) at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

For purposes of clause (2) only (and not for purposes of the definition of “Net Available Proceeds”), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset

Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;

(b) the amount of any obligations received from such transferee that is within 90 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received); and

(c) the fair market value of any assets (including, but not limited to, Equity Interests in an entity engaged in a Permitted Business) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, within a period of 360 days (commencing after the Issue Date) before or after the receipt of any Net Available Proceeds of any Asset Sale (provided, however, that if during such 360-day period after the receipt of any Net Available Proceeds, the Issuer (or the applicable Restricted Subsidiary) enters into a definitive binding agreement committing it to apply such Net Available Proceeds in accordance with the requirements of clause (3) of this paragraph after such 360th day, such 360-day period will be extended with respect to the amount of Net Available Proceeds so committed for a period not to exceed 120 days until such Net Available Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement)), apply an amount equal to all or any of the Net Available Proceeds therefrom to:

(1) repay, prepay, redeem or repurchase any Indebtedness under the Credit Facilities (which will be a permanent reduction of such Indebtedness);

(2) repay or prepay any Indebtedness which was secured by the assets sold in such Asset Sale;

(3) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) or to make capital expenditures, in each case, to be used by or are useful to the Issuer or any Restricted Subsidiary in the Permitted Business; and/or

(4) make any combination of repayments, prepayments, redemptions, repurchases or Investments permitted by the foregoing clause (1), (2) or (3).

Pending the final application of such Net Available Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or any other revolving credit facility, if any, or otherwise invest such Net Available Proceeds in Cash Equivalents, in each case in a manner not otherwise prohibited by the Indenture.

The amount of Net Available Proceeds not applied or invested as provided herein will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $40.0 million, the Issuer will be required to make an offer to purchase from all holders of Notes and, if applicable, redeem (or make an offer to do so) any Pari passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to redeem), in an aggregate principal amount of Notes and such Pari passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all holders of Notes in accordance with the procedures set forth in the Indenture and (b) redeem (or make an offer to redeem) any such other Pari passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of the Notes and Pari passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari passu Indebtedness (the “Pari passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, the Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari passu Indebtedness Price paid to the holders of such Pari passu Indebtedness is less than the Payment Amount relating thereto, the Issuer may use such shortfall or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this “Limitations on Asset Sales” covenant, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this “Limitations on Asset Sales” covenant by virtue of this compliance.

Limitations on designation of Unrestricted Subsidiaries

As of the Issue Date, the Issuer shall be deemed to have designated each of M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; Washington/Metro Residential Title Agency LLC; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation as Unrestricted Subsidiaries. The Issuer may designate any additional Subsidiary (including, without limitation, any Subsidiary acquired or created by the Issuer or any Restricted Subsidiary after the Issue Date) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the “Limitations on Restricted Payments” covenant above, in either case, in an amount (the “Designation Amount”) equal to the fair market value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be subject to a Designation as an “Unrestricted Subsidiary” (whether such Designation is on or after the Issue Date) unless such Subsidiary:

(1) has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or such Restricted Subsidiary unless such agreement, contract, arrangement or understanding is permitted under the “Limitations on transactions with Affiliates” covenant;

(3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results (other than guarantees in existence on the Issue Date); and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “—Limitations on Restricted Payments.”

At any time any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by such Subsidiary as of such date. If, within ten (10) business days after such date, (a) the Issuer has not redesignated such Unrestricted Subsidiary as a Restricted Subsidiary and caused such Restricted Subsidiary to execute and deliver to the trustee a supplemental indenture and a notation of guarantee in accordance with the provisions of the “—Additional Guarantees” covenant and (b) after giving effect to such redesignation and execution of a supplemental indenture and notation of guarantee, the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary (including any Subsidiary that was deemed to be designated as an Unrestricted Subsidiary on the Issue Date) as a Restricted Subsidiary only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All designations and redesignations must be evidenced by resolutions of the board of directors, or the executive committee of the board of directors, of the Issuer, delivered to the trustee certifying compliance with the foregoing provisions.

Limitations on mergers, consolidations, etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a wholly owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or of the Issuer and the Restricted Subsidiaries (taken as a whole) to, another Person or (b) adopt a plan of liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in, the case of a plan of liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement; provided that at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3) immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) the Issuer or the Successor, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided under the caption “Guarantees,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor under the Indenture and, to the extent not fully performed, the Registration Rights Agreement, and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

Notwithstanding the foregoing, (a) any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary, and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Guarantee in accordance with the provisions described under “—Guarantees.”

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged, or to which the conveyance, lease or transfer is made, will succeed to and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Guarantees, with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Guarantee, if applicable.

Additional Guarantees

If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary of the Issuer shall acquire or create another Subsidiary (other than a Subsidiary that has been designated as an Unrestricted Subsidiary) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Issuer shall, within ten (10) business days of such acquisition or creation, cause such Restricted Subsidiary to:

(1) execute and deliver to the trustee (a) a supplemental indenture in form and substance satisfactory to the trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Guarantee; and

(2) deliver to the trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the holders of Notes, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

In addition, whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding the foregoing, to the extent the Issuer files the information and reports referred to in clauses (1) and (2) above with the SEC and such information is publicly available (including, without limitation, on the SEC’s website), the Issuer shall be deemed to be in compliance with its obligations to furnish such information to the holders of the Notes and to make such information available to securities analysts and prospective investors.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer to comply with any of its agreements or covenants described above under “Certain covenants—Limitations on additional Indebtedness,” “Certain covenants—Limitations on Restricted Payments,” “Certain covenants—Limitations on Asset Sales” and “Certain covenants—Limitations on mergers, consolidations, etc.,” or the failure of the Issuer to comply with its obligations to make a Change of Control Offer as described above under “Change of Control” and continuance of such a failure for 60 days;

(4) failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement (other than the Notes and the Indenture) under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period;

(b) results in the acceleration of such Indebtedness prior to its express final maturity; or

(c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $25.0 million or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten (10) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(6) one or more judgments or orders that exceed $25.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled, or rescinded within 60 days of being entered;

(7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any bankruptcy law:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) consents to the appointment of a custodian of it or for all or substantially all of its assets; or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case;

(b) appoints a custodian of the Issuer or any Significant Subsidiary or a custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary; or

(c) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9) any Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the trustee, by written notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The trustee shall, within 30 days after the occurrence of any Default, give the holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment in respect of the Notes or a Default in complying with “Certain covenants—Limitations on mergers, consolidations, etc.” in respect of the Notes, the trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders.

No holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such holder and a request to act by holders of at least 25% in aggregate principal amount of outstanding Notes;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “Events of Default” section).

The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes, the holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except for nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the trustee has been paid its reasonable compensation and reimbursed for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or Event of Default, or impair any right consequent thereto.

The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act. Subject to the provisions of the Indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

The Issuer is required to deliver to the trustee annually a statement regarding compliance with the Indenture and, upon any officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal defeasance and covenant defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes. Legal defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guarantees thereof, and the Indenture shall cease to be of further effect as to all outstanding Notes and the Guarantees thereof, except as to:

(1) the rights of holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trust, duties, and immunities of the trustee, and the Issuer’s obligation in connection therewith; and

(4) the legal defeasance provisions of the Indenture.

In addition, the Issuer may, at, its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture, and thereafter any omission to comply with such obligations shall not constitute a Default. In the event covenant defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant defeasance will not be effective until such bankruptcy, rehabilitation and insolvency events no longer apply. The Issuer may exercise its legal defeasance option regardless of whether it previously exercised covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance:

(1) the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the trustee must have a valid, perfected, exclusive security interest in such trust;

(2) in the case of legal defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the beneficial owner of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) the legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound;

(6) the Issuer shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders of the Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7) the Issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for, in the case of the officers’ certificate, in clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the trustee to effect covenant defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been presented to the trustee for cancellation; or

(2) (a) all Notes not delivered to the trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “Optional redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the trustee for cancellation;

(b) the Issuer has paid all sums payable by it under the Indenture; and

(c) the Issuer has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and exchange

A holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer of or exchange any Note between a record date and the next succeeding interest payment date.

The original notes were and the exchange notes will be issued in registered form and the registered holder will be treated as the owner of such Note for all purposes.

Amendment, supplement and waiver

Subject to certain exceptions, the Indenture or the Notes may be amended, with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the holders of at least a majority in principal amount of the Notes then outstanding; provided, however, that:

(a) no such amendment may, without the consent of the holders of at least two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under the heading “Change of Control” or the related definitions that could adversely affect the rights of any holder; and

(b) without the consent of each holder affected, the Issuer and the trustee may not:

(1) change the maturity of any Note;

(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3) reduce any premium payable upon optional redemption of the Notes, change the date on which Notes are subject to optional redemption or otherwise alter the provisions of the Indenture or the Notes with respect to redemption of Notes (other than the covenant described above under “Certain covenants—Limitations on Asset Sales” and reduction of the required notice period for an optional redemption);

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the holders;

(6) reduce the percentage of holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) impair the rights of holders to receive payments of principal of or interest on the Notes;

(8) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture; or

(9) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the trustee may amend the Indenture, the Guarantees or the Notes, without the consent of any holder, to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Issuer’s obligations to the holders in the case of a merger, an acquisition or a sale of all or substantially all of the Issuer’s assets; (iv) release any Guarantor from any of its obligations under its Guarantee or the Indenture (to the extent permitted by the Indenture); (v) make any change that does not materially adversely affect the rights of any holder or the trustee; (vi) make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such holder; (vii) add any Person as a Guarantor; (viii) comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (ix) evidence and provide for the acceptance of appointment under the Indenture by a successor trustee; (x) secure all of the Notes; (xi) add to the covenants of the Issuer or any Guarantor for the benefit of the holders; (xii) surrender any right or power conferred upon the Issuer or any Guarantor; and (xiii) conform the text of the Indenture, the Guarantees or the Notes to any provision of this “Description of notes” to the extent that such provision in this “Description of notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantee or the Notes.

No personal liability of directors, officers, employees and shareholders

No director, officer, employee, incorporator or shareholder of the Issuer will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Concerning the trustee

U.S. Bank National Association is the trustee under the Indenture and has been appointed by the Issuer as registrar and paying agent with regard to the Notes. The Indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder, unless such holder shall have offered to the trustee security and indemnity satisfactory to the trustee.

The trustee also serves as a lender under the Credit Agreement and as the trustee under the indentures governing the 2021 Senior Notes, the 2017 Convertible Notes and the 2018 Convertible Notes.

Governing law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“2017 Convertible Notes” means the Issuer’s 3.50% Convertible Senior Subordinated Notes due 2017, governed by the indenture dated as of September 11, 2012, among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture dated as of September 11, 2012, among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee.

“2018 Convertible Notes” means the Issuer’s 3.0% Convertible Senior Subordinated Notes due 2018, governed by the indenture dated as of September 11, 2012, among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture dated as of March 11, 2013 among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee.

“2021 Senior Notes” means the Issuer’s 6.75% Senior Notes due 2021, governed by the indenture dated as of the 2021 Senior Notes Issue Date, among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee.

“2021 Senior Notes Issue Date” means December 1, 2015.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referenced Person. For purposes of the covenant described under “Certain covenants—Limitations on transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the voting stock of the referenced Person; (2) of which 10% or more of the voting stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at August 1, 2020 (such redemption price being set forth in the table under “—Optional redemption”) plus (2) all required interest payments due on such Note (excluding accrued and unpaid interest to such redemption date) through August 1, 2020, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Asset Acquisition” means:

(1) an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Issuer or any Restricted Subsidiaries, other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the provisions described under “Certain covenants—Limitations on mergers, consolidations, etc.”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “Certain covenants—Limitations on Restricted Payments”;

(4) the creation or realization of any Permitted Lien;

(5) transactions in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (a) homes, improved land and unimproved land and (b) real estate (including related amenities and improvements);

(6) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate fair market value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million;

(7) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(8) a disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Issuer and/or any Restricted Subsidiaries; and

(9) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining terms of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (1) securities, certificates and notes with maturities of 364 days or less from the date of acquisition that are within one of the following classifications: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) mortgage backed securities issued or fully guaranteed or insured by the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, or a similar government sponsored enterprise or mortgage agency, (c) securities issued by States, territories and possessions of the United States and their political subdivisions (municipalities), with ratings of at least “A” or the equivalent thereof by S&P or Moody’s, (d) time deposits, certificates of deposit, bankers’ acceptances, or similar short-term notes issued by a commercial bank domiciled and registered in the United States with capital and surplus in excess of $200 million, and which has (or the holding company of which has) a commercial paper rating of at least A-l or the equivalent thereof by S&P or P-l or the equivalent thereof by Moody’s, or (e) commercial paper of a domestic issuer rated at least A-l or the equivalent thereof by S&P or P-l or the equivalent thereof by Moody’s; and (2) money market mutual funds which invest in securities of the types listed in subclauses (a) through (e) of clause (1) above with a weighted average maturity of less than one year.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of voting stock representing more than 50% of the voting power of the total outstanding voting stock of the Issuer;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Issuer;

(3) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a wholly owned Restricted Subsidiary or one or more Permitted Holders or (b) the Issuer consolidates or merges with or into another Person other than a Permitted Holder or any Person other than a Permitted Holder consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning voting stock representing in the aggregate 100% of the total voting power of the voting stock of the Issuer immediately prior to such consummation do not own voting stock representing at least a majority of the total voting power of the voting stock of the Issuer or the surviving or transferee Person; or

(4) the Issuer adopts a plan of liquidation or dissolution or any such plan is approved by the shareholders of the Issuer.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the amortization expense of Unrestricted Subsidiaries in the consolidated determination).

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income; plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders:

(a) Consolidated Income Tax Expense;

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense);

(c) Consolidated Depreciation Expense;

(d) Consolidated Interest Expense; and

(e) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period;

in each case determined on a consolidated basis in accordance with GAAP; plus

(3) cash distributions from Unrestricted Subsidiaries to the extent such distributions have actually been received by the Issuer or a Restricted Subsidiary (provided, however, that with respect to such distributions to a Restricted Subsidiary, only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders); minus

(4) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the depreciation expense of Unrestricted Subsidiaries in the consolidated determination).

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any preferred stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

provided, however, that Indebtedness incurred under revolving credit facilities shall be deemed to be the average daily balance of Indebtedness during such Four-Quarter Period (or any shorter period in which such facilities are in effect).

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness as of the first day of the Four-Quarter Period.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the provision for taxes of Unrestricted Subsidiaries in the consolidated determination).

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Issuer and the Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the total Indebtedness of Unrestricted Subsidiaries in the consolidated determination).

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (which, for the avoidance of doubt, shall not include the total interest expense of Unrestricted Subsidiaries in the consolidated determination) and including without duplication:

(1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the net costs associated with Hedging Obligations;

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(5) the interest portion of any deferred payment obligations;

(6) all other noncash interest expense;

(7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Issuer or a wholly owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;

(8) interest amortized to land and housing costs;

(9) all interest payable with respect to discontinued operations; and

(10) all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period by the Issuer and the Restricted Subsidiaries (which, for the avoidance of doubt, shall not include interest capitalized by Unrestricted Subsidiaries in the consolidated determination), but excluding interest amortized to land and housing costs.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash distributions have actually been received by the Issuer or any Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary; and

(6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(e) of the first paragraph under “Certain covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated shareholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Issuer and the Restricted Subsidiaries on a consolidated basis (which, for the avoidance of doubt, shall not include the assets of Unrestricted Subsidiaries in the consolidated determination), at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less, to the extent otherwise included, the amounts of (without duplication): (1) Intangible Assets; (2) any assets securing Non-Recourse Indebtedness; (3) minority interest in consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary; (4) treasury stock; and (5) Investments in and of Unrestricted Subsidiaries.

“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.

“Credit Agreement” means (i) the Credit Agreement, dated July 18, 2013, as amended by the First Amendment to Credit Agreement, dated October 20, 2014, as further amended by the Second Amendment to Credit Agreement, dated July 18, 2017, among the Issuer, as borrower, and the banks and other financial institutions from time to time party thereto as agents and lenders; and (ii) any related notes, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), including, without limitation, by Subsidiaries, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, increases in the amount that may be borrowed thereunder and/or alterations of the maturity date thereof), and whether secured or unsecured.

“Credit Facilities” means, with respect to the Issuer or any Restricted Subsidiaries:

(1) the Credit Agreement;

(2) any agreement with banks or other financial institutions from time to time with respect to the issuance of letters of credit, including, without limitation, the Letter of Credit Facility, and any related notes, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith, including, without limitation, by Restricted Subsidiaries, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including, without limitation, increases in the amount of letters of credit that may be borrowed thereunder and/or alterations of the maturity date thereof); and

(3) one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans or other long-term indebtedness, including any notes, mortgages, guarantees, collateral and other security documents, instruments and agreements executed in connection therewith, including, without limitation, by Restricted Subsidiaries, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Disqualified Equity Interests” of any Person means any Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under the caption “Change of Control” and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under the caption “Change of Control.”

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Existing Convertible Notes” means the 2017 Convertible Notes and the 2018 Convertible Notes.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States. For the purposes of calculating the financial tests contained in the Indenture, GAAP shall be applied as such principles and standards are in effect on the Issue Date.

“Guarantee” means the guarantee of the Notes by each Guarantor under the Indenture.

“Guarantor” means each Restricted Subsidiary of the Issuer on the Issue Date and each other Subsidiary that is required to become a Guarantor of the Notes by the terms of the Indenture after the Issue Date, in each case, until such Subsidiary is released from its Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness;

(10) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12) the liquidation value of preferred stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Restricted Subsidiaries).

Notwithstanding the foregoing, (a) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities and (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business shall not be considered Indebtedness. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred in the amount of the full principal amount at maturity thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who:

(1) is independent with respect to the transaction at issue;

(2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3) qualifies as an “independent director” under the rules of the New York Stock Exchange or any other securities exchange on which a class of the Issuer’s capital stock is listed.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s board of directors or the executive committee of the board of directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates; provided, however, that the prior rendering of services to the Issuer or an Affiliate of the Issuer shall not, by itself, disqualify the advisor.

“Intangible Assets” means, with respect to any Person, (a) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within twelve months of its acquisition) to its fair market value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investment Grade” shall mean BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the fair market value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “Certain covenants—Limitations on designation of Unrestricted Subsidiaries.” If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the board of directors, or the executive committee of the board of directors, of the Issuer. Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means August 3, 2017.

“Joint Venture” means any Person (other than a Subsidiary) engaged in a Permitted Business in which the Issuer or a Guarantor holds any stock, partnership interest, joint venture interest, limited liability company interest or other equity interest.

“Letter of Credit Facility” means the Seventh Amended and Restated Master Letter of Credit Facility, dated September 30, 2016, by and between U.S. Bank National Association and the Issuer.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its debt rating business.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of:

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

“Pari passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is not subordinate as to payment with the Notes or the Guarantees, as applicable.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Issuer’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016, and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Holders” means Robert H. Schottenstein, his wife, children, and siblings, any corporation, limited liability company or partnership in which he has voting control and is the direct and beneficial owner of a majority of the Equity Interests and any trust for the benefit of him, his wife or children.

“Permitted Investment” means:

(1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $2.0 million at any one time outstanding;

(4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “Certain covenants—Limitations on additional Indebtedness”;

(5) Cash Equivalents;

(6) receivables or loans owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade, creditors or customers;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of non-cash consideration (excluding any amounts deemed to be cash) received in connection with an Asset Sale made in compliance with the covenant described under “Certain covenants—Limitations on Asset Sales”;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12) Investments in existence on the Issue Date;

(13) Investments made by the Issuer or any Restricted Subsidiary in Unrestricted Subsidiaries or Joint Ventures; provided, however, that the aggregate cost for all Investments as determined in accordance with GAAP (excluding, however, the Issuer’s or any Restricted Subsidiary’s equity in the undistributed earnings or losses in each such Unrestricted Subsidiary or Joint Venture) made subsequent to the Issue Date pursuant to this clause (13) does not exceed fifteen percent (15%) of Consolidated Tangible Assets at any one time outstanding; and provided, further, however, that no such Investment may be made if it causes or results (singly or with other actions or events) in (i) any violation of any other covenant or condition of the Indenture or (ii) any other Default; and

(14) other Investments in an aggregate amount not to exceed the greater of (x) $40.0 million and (y) 5% of Consolidated Tangible Assets at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

The amount of Investments outstanding at any time pursuant to clause (14) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clause (14) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b) upon a redesignation of an Unrestricted Subsidiary (other than any Unrestricted Subsidiary that was designated as an Unrestricted Subsidiary on the Issue Date) as a Restricted Subsidiary, by an amount equal to the lesser of (x) the fair market value of the Issuer’s proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (14) above.

“Permitted Liens” means the following types of Liens:

(1) (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations, in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(6) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness which is not owed to that bank;

(7) leases or subleases (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(8) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9) Liens securing all of the Notes and Liens securing any Guarantee;

(10) Liens in favor of the Issuer or a Guarantor;

(11) (i) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date and (ii) Liens securing Refinancing Indebtedness to the extent such Refinancing Indebtedness is permitted to be secured pursuant to clause (4) of the definition thereof;

(12) Liens securing Indebtedness under the Credit Facilities;

(13) Liens securing Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, however, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 180 days after the incurrence of such Non-Recourse Indebtedness;

(14) Liens securing Purchase Money Indebtedness, which indebtedness is permitted to be incurred under the Indenture; provided, however, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 180 days after the incurrence of such Purchase Money Indebtedness;

(15) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary; and provided, further, however, that the Liens were not incurred in connection with, or in contemplation of the incurrence of such Acquired Indebtedness;

(16) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(17) Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(18) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(19) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;

(20) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

(21) any option, contract or other agreement to sell an asset; provided, however, that such sale is not otherwise prohibited under the Indenture;

(22) Liens on property existing at the time of acquisition thereof by the Issuer or any Subsidiary; provided, however, that such Liens were not entered into in contemplation of such acquisition;

(23) any interest or title of a lessor under any lease, whether or not characterized as an operating lease or Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such lease;

(24) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Subsidiaries in the ordinary course of business; and

(25) in addition to Liens allowed pursuant to the other clauses in this definition of “Permitted Liens,” Liens securing Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture (including all Indebtedness permitted to be secured by the other provisions of this definition, but excluding Non-Recourse Indebtedness) in an aggregate principal amount not exceeding 20% of Consolidated Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof).

“Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case, other than guarantees by the Issuer that are in existence on the Issue Date; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action, against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days before or after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Permitted Holder or any other Person who is not, prior to such issuance and sale, an Affiliate of the Issuer.

“Rating Agencies” means (1) S&P and (2) Moody’s.

“Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “Certain covenants—Limitations on additional Indebtedness.”

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem, repay or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by the Issuer or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided, however, that:

(1) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) six months after the maturity date of the Notes;

(3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid, redeemed or refinanced that is scheduled to mature on or prior to the maturity date of the Notes; and

(4) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, redeemed, refinanced, extended or amended is secured.

“Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date among the Issuer, the Guarantors and the initial purchasers.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority shareholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than the redemption of such Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such redemption).

For the avoidance of doubt, neither the conversion of the 2017 Convertible Notes and/or the 2018 Convertible Notes into common shares of the Company shall constitute a Restricted Payment.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “Certain covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer, other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Group or any successor to its debt rating business.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary, not otherwise a Significant Subsidiary pursuant to clause (1) of this definition, that (x) is subject to any event described in clause (7) or (8) under “—Events of Default” that has occurred and is continuing and (y) when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries pursuant to clause (1) of this definition and as to which, at such time, any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity (other than a partnership) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Treasury Rate” means, as of any redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to August 1, 2020; provided, however, that if the period from the redemption date to August 1, 2020 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to August 1, 2020 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) each of M/I Financial, LLC; M/I Title Agency Ltd.; TransOhio Residential Title Agency Ltd.; Washington/Metro Residential Title Agency LLC; M/I Title, LLC; K-Tampa, LLC; and The M/I Homes Foundation, (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors, or the executive committee of the board of directors, of the Issuer in accordance with the covenant described under “Certain covenants—Limitations on designation of Unrestricted Subsidiaries,” and (3) any Subsidiary of an Unrestricted Subsidiary, unless, in each case, any such Subsidiary is redesignated a Restricted Subsidiary after the Issue Date in accordance with the requirements of the covenant described under “Limitations on designation of Unrestricted Subsidiaries.”

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

Book-entry, delivery and form of notes

The Notes will be represented by one or more global notes (the “Global Notes”) in definitive form.

The Global Notes will be deposited on or about August 3, 2017 with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). The Global Notes will be subject to certain restrictions on transfer and will bear the legend regarding these restrictions set forth under the heading “Notice to investors.” DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

DTC has advised the Issuer as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Société Anonyme, Luxembourg (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. None of the Issuer, the Guarantors or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the trustee may treat the Persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

If an Event of Default occurs, any Person having a beneficial interest in the Global Notes may, through the Depositary’s Participants or the Depositary’s Indirect Participants upon request to the trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the trustee is required to register such Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). Such Notes would be issued in fully-registered form and would be subject to the legal requirements described in the offering memorandum relating to the original notes under the caption “Notice to investors.”

Neither the Issuer nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes, and the Issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. federal income tax consequences relating to the exchange of the original notes for the exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes acquired by holders pursuant to the exchange offer.

This summary deals only with original notes and exchange notes that are held as capital assets by a holder who exchanges original notes for exchange notes pursuant to the exchange offer. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their personal circumstances. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, partnerships and other pass-through entities, persons holding original notes or exchange notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired original notes in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, controlled foreign corporations and passive foreign investment companies. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate or gift taxation). Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. The Company has not sought, and will not seek, any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take positions concerning the tax consequences of the exchange of the original notes for the exchange notes and the ownership or disposition of the exchange notes that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of an original note or exchange note that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust, or (b) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

As used herein, a “Non-U.S. Holder” means a beneficial owner of an original note or exchange note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a beneficial owner of original notes or exchange notes, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors regarding the tax consequences of exchanging original notes for exchange notes and of holding or disposing of exchange notes.

HOLDERS CONSIDERING THE EXCHANGE OF ORIGINAL NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES.

Exchange Offer

The exchange of the original notes for the exchange notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the original notes. Consequently, a holder will not recognize gain or loss upon receipt of an exchange note in exchange for an original note. The holding period of an exchange note will include the holding period of the original note exchanged for such exchange note, and the initial tax basis of an exchange note will be the same as the adjusted tax basis in the exchanged original note immediately before the exchange.

Contingent Payments

In certain circumstances (see “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control”), the Company may be obligated to pay amounts on the exchange notes to some or all holders of the exchange notes that are in excess of the interest and principal of the exchange notes. Certain debt instruments that provide for one or more contingent payments are subject to U.S. Treasury regulations governing contingent payment debt instruments. A payment is not treated as a contingent payment under these U.S. Treasury regulations if, as of the issue date of the debt instrument, the likelihood that such payment will be made is “remote” or such contingency is considered “incidental” or, in the alternative, such contingency is deemed not to occur under applicable U.S. Treasury regulations. The Company intends to take the position that the possibility that any such excess payment will be made is remote and/or incidental so that such possibility will not cause the exchange notes to be treated as contingent payment debt instruments or, in the case of an optional redemption, that such redemption is deemed not to occur, as of the issue date of the notes, under applicable U.S. Treasury regulations. The Company’s determination regarding such contingencies is binding on holders of exchange notes unless a holder discloses its contrary position to the IRS in the manner that is required by applicable U.S. Treasury regulations. The Company’s determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case the timing, character and amount of taxable income in respect of the exchange notes may be materially and adversely different from that described in this section. The remainder of this discussion assumes that the exchange notes are not contingent payment debt instruments.

U.S. Holders

Taxation of Interest

Interest on the exchange notes generally will be taxable to a U.S. Holder as ordinary income:

•	when it accrues, if the U.S. Holder uses the accrual method of accounting for U.S. federal income tax purposes; or

•	when it is received, if the U.S. Holder uses the cash method of accounting for U.S. federal income tax purposes.

Market Discount

If a U.S. Holder purchased an original note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that was less than its principal amount, the amount of the difference will be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to an original note will carry over to the exchange note received in exchange for such original note. The amount of any market discount will be treated as de minimis and will be disregarded if it is less than one-quarter of one percent (0.25%) of the principal amount of the original note, multiplied by the number of complete years to maturity at the time that such original note was purchased by the U.S. Holder. The rules described below do not apply to a U.S. Holder who purchased an original note that has de minimis market discount.

Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, redemption, retirement or other taxable disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the original note or the exchange note) that has not previously been included in income. If a U.S. Holder disposes of an exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), the U.S. Holder will be required to include any accrued market discount as ordinary income as if the U.S. Holder had sold the exchange note at its then fair market value. In addition, a U.S. Holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the original note or the exchange note received in exchange for the original note.

Market discount accrues ratably during the period from the date on which a U.S. Holder acquired the original note through the maturity date of the exchange note (for which the original note was exchanged), unless the U.S. Holder makes an irrevocable election to accrue market discount under a constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If a U.S. Holder elects to include market discount in income currently, the U.S. Holder’s adjusted tax basis in an exchange note will be increased by any market discount included in income. A U.S. Holder’s election to include market discount in income currently, once made, will apply to all market discount obligations acquired by the U.S. Holder during or after the first taxable year in which the election is made and may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election.

Amortizable Bond Premium

If a U.S. Holder purchased an original note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount in excess of its principal amount, the excess will be treated as bond premium. Any bond premium applicable to an original note will carry over to the exchange note received in exchange for such original note. A U.S. Holder generally may elect to amortize bond premium over the remaining term of an exchange note on a constant yield method. In such case, the U.S. Holder will reduce the amount required to be included in income each year with respect to interest on the exchange note by the amount of amortizable bond premium allocable to such year. Because we may call the notes under certain circumstances at a price in excess of their principal amount, the deduction for amortizable bond premium may be reduced or delayed. A U.S. Holder’s election to amortize bond premium on a constant yield method, once made, applies to all taxable bonds held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year for which the election is made and may not be revoked without the consent of the IRS.

If a U.S. Holder elected to amortize bond premium on an original note, such election will carry over to the exchange note received in exchange for such original note. If a U.S. Holder does not make this election, the U.S. Holder will be required to include in gross income the full amount of interest on the exchange note in accordance with the U.S. Holder’s regular method of accounting and will include the premium in the tax basis of the exchange note for purposes of computing the amount of any gain or loss recognized on a taxable disposition of the exchange note. U.S. Holders should consult their own tax advisors concerning the computation and amortization of any bond premium on the exchange notes.

Sale or Other Disposition of Exchange Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of an exchange note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between:

•

the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest, which generally will be taxable as ordinary income to the extent not previously included in gross income); and

•	the U.S. Holder’s adjusted tax basis in the exchange note.

A U.S. Holder’s adjusted tax basis in an exchange note generally will equal the initial tax basis of such exchange note, increased by market discount previously included in gross income and decreased (but not below zero) by payments previously received other than stated interest payments and by amortized bond premium. Gain or loss that is recognized on the sale or other disposition of the exchange note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the sale or other disposition, the holding period of the exchange note is more than one year. Non-corporate taxpayers generally are subject to reduced rates of U.S. federal income taxation on net long-term capital gains. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on, and the proceeds of a sale or other disposition (including a retirement or redemption) of, exchange notes held by a U.S. Holder, unless such U.S. Holder is an exempt recipient. Backup withholding generally will apply to such payments unless the U.S. Holder provides the Company or the appropriate intermediary with a correct taxpayer identification number and complies with certain certification procedures, or the U.S. Holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. A U.S. Holder subject to backup withholding may be allowed a credit in the amount withheld against such U.S. Holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, such U.S. Holder may be entitled to a refund, provided that the requisite information is properly furnished to the IRS on a timely basis.

Medicare Tax

Certain U.S. Holders who are individuals, estates or trusts will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. Holder’s “net investment income” in the case of an individual, or undistributed “net investment income” in the case of an estate or trust, in each case for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income in the case of an individual, or adjusted gross income in the case of an estate or trust, in each case for the taxable year, over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally will include its interest income and its net gains from the disposition of the exchange notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the exchange notes.

Non-U.S. Holders

Taxation of Interest

Subject to the discussion below under the headings “—Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” payments of interest on the exchange notes to a Non-U.S. Holder will qualify for the “portfolio interest” exemption, and thus will be exempt from U.S. federal withholding tax, if the Non-U.S. Holder certifies as to its nonresident status as described below, provided that:

•

interest paid on the exchange notes is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (see “—Income or Gains Effectively Connected With a U.S. Trade or Business” below);

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of the Company;

•	the Non-U.S. Holder is not a controlled foreign corporation with respect to which the Company is a related person within the meaning of the Code; and

•	the Non-U.S. Holder is not a bank receiving interest on a loan agreement entered into in the ordinary course of its trade or business.

A Non-U.S. Holder may meet the certification requirement disclosed above by providing an IRS Form W-8BEN or W-8BEN-E, as applicable, or appropriate substitute or successor form to the Company, or the Company’s paying agent, certifying, under penalties of perjury, that it is not a U.S. person. If the Non-U.S. Holder holds the exchange note through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder generally will be required to provide appropriate documentation to the agent. The Non-U.S. Holder’s agent generally will then be required to provide appropriate certifications to the Company or the Company’s paying agent, either directly or through other intermediaries. Special certification rules apply to foreign estates and trusts and, in certain circumstances, certifications as to foreign status of trust owners or beneficiaries may have to be provided to the Company or the Company’s paying agent.

Payments of interest that do not qualify for the portfolio interest exemption as described above, and that are not effectively connected with the conduct of a trade or business in the United States, will be subject to U.S. federal withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate such withholding tax. To claim the benefit provided by an applicable tax treaty, a Non-U.S. Holder generally must provide a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, to establish its entitlement to the applicable exemption or reduction of the U.S. federal withholding tax under the treaty.

Sale or Other Disposition of Exchange Notes

Subject to the discussion below under the headings “—Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the exchange notes (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “—Taxation of Interest”), unless:

•

the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and generally, if a treaty applies, the gain is attributable to a United States permanent establishment maintained by such Non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax as described below under “—Income or Gains Effectively Connected With a U.S. Trade or Business”; or

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are satisfied, in which case any gain (net of certain U.S. source capital losses) will be subject to U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate).

Income or Gains Effectively Connected With a U.S. Trade or Business

If any interest on the exchange notes or gain from the sale, exchange or other disposition of the exchange notes is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, then the income or gain will be subject to U.S. federal income tax on a net income basis generally in the same manner as a U.S. Holder. If the Non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed place of business maintained by the holder in the United States.

Payments of interest that are effectively connected with a U.S. trade or business are not subject to the 30% withholding tax. To claim this exemption from withholding, the Non-U.S. Holder must certify its qualification, which may be done by filing IRS Form W-8ECI (or a suitable substitute or successor form). If the Non-U.S. Holder is a corporation, that portion of its earnings and profits, subject to adjustments, that is effectively connected with its U.S. trade or business may be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

In general, no backup withholding will be required with respect to payments received on the exchange notes or proceeds from the sale or other disposition (including retirement or redemption) of the exchange notes received by a Non-U.S. Holder if the Non-U.S Holder has provided the Company, or the Company’s paying agent, with an IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute or successor form), directly or through an intermediary, or otherwise establishes an exemption, and the Company does not have actual knowledge or reason to know that the holder is a U.S. person. However, interest paid to a Non-U.S. Holder will be subject to information reporting requirements, even if no tax is required to be withheld from such payment. Backup withholding is not an additional tax. A Non-U.S. Holder subject to backup withholding may be allowed a credit in the amount withheld against such Non-U.S. Holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, such Non-U.S. Holder may be entitled to a refund, provided that the requisite information is furnished to the IRS on a timely basis.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of interest on, and the gross proceeds from a disposition of, a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Pursuant to U.S. Treasury regulations, the FATCA withholding tax generally will not apply to payments of gross disposition proceeds until January 1, 2019. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to the rules under FATCA may be subject to different rules. Under certain circumstances, a beneficial owner of the exchange notes may be eligible for refund or credit of amounts otherwise subject to withholding under FATCA. Holders of the exchange notes should consult their own tax advisors regarding the new withholding and reporting provisions.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF EXCHANGING ORIGINAL NOTES FOR EXCHANGE NOTES AND HOLDING AND DISPOSING OF EXCHANGE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for the one-year period following the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the date that is 180 days from the date of the original issuance of the exchange notes, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year following the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and disbursements of one counsel for the initial purchasers of the original notes). We also have agreed to indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the validity of the exchange notes will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of M/I Homes, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which is are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we filed with the SEC registering the offering and issuance of the exchange notes. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the exchange notes that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the entire registration statement for further information about us and the exchange notes.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

In addition, our common shares are listed on the New York Stock Exchange, and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

Our website address is www.mihomes.com. We make available, free of charge, on or through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” certain documents in this prospectus, which means that we are disclosing important information to you by referring you to other documents that contain such information. The information incorporated by reference in this prospectus is an important part of this prospectus. We incorporate by reference the following documents that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 17, 2017;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, as filed with the SEC on April 28, 2017, and June 30, 2017, as filed with the SEC on July 28, 2017; and

•	our Current Reports on Form 8-K filed with the SEC on May 10, 2017, May 12, 2017, June 27, 2017, July 20, 2017, July 31, 2017 (two reports) and August 3, 2017.

We are also incorporating by reference in this prospectus all other documents (other than information furnished on Current Reports on Form 8-K under Item 2.02 or 7.01 and exhibits filed with such reports that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (2) on or after the date of this prospectus and prior to the termination or completion of the offering of exchange notes under this prospectus.

Any statements contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents incorporated by reference in this prospectus (including exhibits specifically incorporated by reference in those documents). Written or telephone requests should be directed to:

M/I Homes, Inc.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

Attention: J. Thomas Mason, Chief Legal Officer

(614) 418-8000

$250,000,000

M/I Homes, Inc.

Offer to exchange

any and all outstanding 5.625% Senior Notes due 2025

for

an equal principal amount of 5.625% Senior Notes due 2025 which have been registered under the Securities Act of 1933, as amended

PROSPECTUS

                , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations of M/I Homes, Inc. (“M/I Homes”) and the organizational documents of each of the co-registrants.

M/I Homes, Inc.

Under Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”), directors, officers, employees and agents of an Ohio corporation have an absolute right to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by them in any action, suit or proceeding to the extent they are successful, on the merits or otherwise, in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such proceeding.

Section 1701.13(E) of the OGCL permits a corporation to indemnify its directors, officers, employees or agents or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than derivative actions, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is permitted against expenses (including attorneys’ fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding.

Under Section 1701.13(E), a corporation may also provide indemnification in derivative actions for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in derivative actions for expenses (including attorneys’ fees) if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duties to the corporation, unless and only to the extent that the court in which the proceeding was brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL.

Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise. In addition, Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

M/I Homes’ Amended and Restated Articles of Incorporation (the “Articles”) provide that M/I Homes shall, to the fullest extent not prohibited by law, indemnify each director and officer against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or any claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, including any settlements or appeals thereof, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director or officer of M/I Homes, or by any reason of being or at any time having been, while such a director or officer, an employee or other agent of M/I Homes or, at the direction or request of M/I Homes, a director, trustee, officer, administrator, manager, employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise (including any employee benefit plan). The Articles further provide that (i) M/I Homes shall indemnify any other person to the extent such person is entitled to indemnification under Ohio law by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of M/I Homes and (ii) M/I Homes may further indemnify any such person if it is determined by the board of directors of M/I Homes that indemnification is proper in the specific case.

Under M/I Homes’ Amended and Restated Regulations (the “Regulations”), M/I Homes shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any derivative action), by reason of the fact that such person is or was a director, officer, employee or agent of M/I Homes, or is or was serving at the request of M/I Homes as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of M/I Homes. A person claiming such indemnification shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of M/I Homes. The Regulations state that any such indemnification, unless ordered by a court, shall be made only upon a determination that the director or officer has met the applicable standard of conduct, and such determination shall be made (i) by a majority vote of a quorum consisting of disinterested directors, (ii) in a written opinion by qualified independent legal counsel or (iii) by the shareholders.

The Regulations provide that, to the extent that an officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding, such person shall be promptly indemnified against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by such person in connection therewith. The Regulations further provide that expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding shall be paid by M/I Homes in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by such person if (i) in respect of any claim (except one in which the only liability asserted against a director is for approving unlawful loans, dividends or distribution of assets under Section 1701.95 of the OGCL), M/I Homes receives an undertaking by or on behalf of the director, in which such person agrees to repay all such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that such person’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to M/I Homes or with reckless disregard for the best interests of M/I Homes, and such person agrees to cooperate reasonably with M/I Homes concerning the action, suit or proceeding, or (ii) M/I Homes receives an undertaking by or on behalf of the director or officer in which such person agrees to repay all such amounts if it ultimately is determined that such person is not entitled to be indemnified.

The Regulations state that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the Regulations provide that M/I Homes may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of M/I Homes, or is or was serving at the request of M/I Homes as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not M/I Homes would have the obligation or the power to indemnify such person under the Regulations.

Co-Registrants

Certain officers and other employees of M/I Homes serve at the request of M/I Homes as a director, officer, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by M/I Homes, the directors, officers, employees and agents of the co-registrants are also entitled to indemnification to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which the applicable co-registrant is organized as described below.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

M/I Homes Development I, LLC

The certificate of formation and the limited liability company agreement of M/I Homes Development I, LLC do not address indemnification.

M/I Homes Development II, LLC

The certificate of formation and the limited liability company agreement of M/I Homes Development II, LLC do not address indemnification.

M/I Homes Development III, LLC

The certificate of formation and the limited liability company agreement of M/I Homes Development III, LLC do not address indemnification.

M/I Homes of Charlotte, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of Charlotte, LLC do not address indemnification.

M/I Homes of Chicago, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of Chicago, LLC do not address indemnification.

M/I Homes of DC, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of DC, LLC do not address indemnification.

M/I Homes of Delaware, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of Delaware, LLC do not address indemnification.

M/I Homes of DFW, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of DFW, LLC do not address indemnification.

M/I Homes of Houston, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of Houston, LLC do not address indemnification.

M/I Homes of Minneapolis/St. Paul, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of Minneapolis/St. Paul, LLC do not address indemnification.

M/I Homes of Raleigh, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of Raleigh, LLC do not address indemnification.

M/I Homes of San Antonio, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of San Antonio, LLC do not address indemnification.

M/I Homes of Sarasota, LLC

The certificate of formation and the limited liability company agreement of M/I Homes of Sarasota, LLC do not address indemnification.

Northeast Office Venture, Limited Liability Company

The certificate of formation and the limited liability company agreement of Northeast Office Venture, Limited Liability Company do not address indemnification.

Florida Limited Liability Companies

Section 608.4229 of the Florida Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, and except with respect to certain criminal or improper acts and unlawful distributions, a limited liability company may, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

MHO Holdings, LLC

The articles of organization and the operating agreement of MHO Holdings, LLC do not address indemnification.

MHO, LLC

The articles of organization and the operating agreement of MHO, LLC do not address indemnification.

M/I Homes of Florida, LLC

The articles of organization and the operating agreement of M/I Homes of Florida, LLC do not address indemnification.

M/I Homes of Orlando, LLC

The articles of organization and the operating agreement of M/I Homes of Orlando, LLC do not address indemnification.

M/I Homes of Tampa, LLC

The articles of organization and the operating agreement of M/I Homes of Tampa, LLC do not address indemnification.

M/I Homes of West Palm Beach, LLC

The articles of organization and the operating agreement of M/I Homes of West Palm Beach, LLC do not address indemnification.

Indiana Limited Liability Companies

Chapter 2, Section 2 of the Indiana Business Flexibility Act (the “IBFA”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Chapter 4, Section 4 of the IBFA provides that a written operating agreement may provide for indemnification of a member or manager of a limited liability company for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

M/I Homes First Indiana LLC

The articles of organization and the operating agreement of M/I Homes First Indiana LLC do not address indemnification.

M/I Homes Second Indiana LLC

The articles of organization and the operating agreement of M/I Homes Second Indiana LLC do not address indemnification.

Indiana Limited Partnership

Chapter 2, Section 9 of the Indiana Revised Uniform Limited Partnership Act provides that a domestic or foreign limited partnership may indemnify a person made a party to an action because the person is or was a partner, employee, officer or agent of the partnership against liability incurred in the action if (i) the person’s conduct was in good faith and (ii) the person reasonably believed (A) in the case of conduct in the person’s capacity as a partner, that the person’s conduct was in the best interests of the partnership and (B) in all other cases, that the person’s conduct was at least not opposed to the best interests of the limited partnership or foreign limited partnership and (iii) in the case of any criminal action, the person either (A) had reasonable cause to believe the person’s conduct was lawful or (B) had no reasonable cause to believe the person’s conduct was unlawful. The foregoing provisions do not exclude any other rights to indemnification that a partner, employee, officer, or agent of the domestic or foreign limited partnership may have under the partnership agreement or with the written consent of all partners. To the extent it is not inconsistent with the foregoing, Section 18 of the Indiana Uniform Partnership Act provides that, subject to any agreement between the partners, partnerships must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by such partner in the ordinary and proper conduct of the partnership’s business, or for the preservation of the partnership’s business or property.

M/I Homes of Indiana, L.P.

The certificate of limited partnership of M/I Homes of Indiana, L.P. does not address indemnification.

The limited partnership agreement of M/I Homes of Indiana, L.P. provides that, to the fullest extent permitted by law, on request by the person to be indemnified, the partnership must indemnify the general partner and its members, managers, officers, employees and agents and hold them harmless from and against all losses, costs, liabilities, damages and expenses (including, without limitation, costs of suit and attorneys’ fees) the general partner may incur as a general partner in the partnership or any of them may incur in performing the obligations of the general partner with respect to the partnership, and on request by the person to be indemnified, the partnership must advance expenses associated with defense of any related action; provided, however, that this indemnity does not apply to actions constituting bad faith, gross negligence, willful misconduct or a breach of the provisions of the limited partnership agreement or actions as to which the conduct of such person was not in the best interests of the partnership or the person had reasonable cause to believe the action was unlawful.

Maryland Limited Liability Companies

Section 203 of the Maryland Limited Liability Company Act provides that, unless otherwise provided by law or its articles of organization, a limited liability company has the general powers, whether or not set forth in its articles of organization, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

Prince Georges Utilities, LLC

The articles of organization and the operating agreement of Prince Georges Utilities, LLC do not address indemnification.

The Fields at Perry Hall, L.L.C.

The articles of organization and the operating agreement of The Fields at Perry Hall, L.L.C. do not address indemnification.

Wilson Farm, L.L.C.

The articles of organization and the operating agreement of Wilson Farm, L.L.C. do not address indemnification.

Ohio Limited Liability Companies

Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any action, suit or proceeding because such person is or was a manager, member, partner, officer, employee or agent of the company, or is or was serving at the company’s request as a manager, director, trustee, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action or suit by or in the right of the company to procure a judgment in its favor, a limited liability company may indemnify such person against expenses (including attorneys’ fees) that were actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. To the extent that a manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit, proceeding, claim, issue or matter referred to above, the limited liability company must indemnify such person against expenses (including attorneys’ fees) that were actually and reasonably incurred by such person in connection with such action, suit or proceeding. The indemnification authorized by Section 1705.32 of the OLLCA is not exclusive of and shall be in addition to any other rights granted to those seeking indemnification, both as to action in their official capacities and as to action in another capacity while holding their offices or positions. Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance or furnish similar protection for or on behalf of any person who is or was a manager, director, trustee, officer, employee or agent of the company or who is or was serving at the request of the company as a manager, director, trustee, officer, employee or agent of another entity.

M/I Homes of Austin, LLC

The articles of organization and the operating agreement of M/I Homes of Austin, LLC do not address indemnification.

M/I Homes of Central Ohio, LLC

The articles of organization and the operating agreement of M/I Homes of Central Ohio, LLC do not address indemnification.

M/I Homes of Cincinnati, LLC

The articles of organization and the operating agreement of M/I Homes of Cincinnati, LLC do not address indemnification.

M/I Homes Service, LLC

The articles of organization and the operating agreement of M/I Homes Service, LLC do not address indemnification.

Director and Officer Insurance Maintained by M/I Homes

M/I Homes maintains insurance policies under which directors and officers of M/I Homes and its subsidiaries (including the co-registrants) are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of M/I Homes or its subsidiaries.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to this registration statement are set forth in the attached Exhibit Index, which is incorporated herein by reference.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not applicable or not required or the required information is included in M/I Homes’ consolidated financial statements or the notes thereto which are incorporated herein by reference.

(c)	Reports, Opinions and Appraisals

Not applicable.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 28, 2017.

M/I HOMES, INC.

By:	/S/ ROBERT H. SCHOTTENSTEIN
Name:	Robert H. Schottenstein
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned directors and officers of M/I Homes, Inc. (the “Company”), and each of us, do hereby constitute and appoint Robert H. Schottenstein, Phillip G. Creek and J. Thomas Mason, or any of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, including requests to accelerate the effectiveness of such Registration Statement, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT H. SCHOTTENSTEIN Robert H. Schottenstein	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	August 28, 2017

/S/ PHILLIP G. CREEK Phillip G. Creek	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 28, 2017

/S/ J. THOMAS MASON J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Director	August 28, 2017

/S/ ANN MARIE W. HUNKER Ann Marie W. Hunker	Vice President and Corporate Controller (Principal Accounting Officer)	August 28, 2017

Signature	Title	Date

/S/ FRIEDRICH K. M. BÖHM Friedrich K. M. Böhm	Director	August 28, 2017

/S/ WILLIAM H. CARTER William H. Carter	Director	August 28, 2017

/S/ MICHAEL P. GLIMCHER Michael P. Glimcher	Director	August 28, 2017

/S/ NANCY J. KRAMER Nancy J. Kramer	Director	August 28, 2017

/S/ NORMAN L. TRAEGER Norman L. Traeger	Director	August 28, 2017

/S/ SHAREN J. TURNEY Sharen J. Turney	Director	August 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 28, 2017.

MHO HOLDINGS, LLC

M/I HOMES DEVELOPMENT I, LLC

M/I HOMES DEVELOPMENT II, LLC

M/I HOMES DEVELOPMENT III, LLC

M/I HOMES FIRST INDIANA LLC

M/I HOMES OF AUSTIN, LLC

M/I HOMES OF CENTRAL OHIO, LLC

M/I HOMES OF CHARLOTTE, LLC

M/I HOMES OF CHICAGO, LLC

M/I HOMES OF CINCINNATI, LLC

M/I HOMES OF DC, LLC

M/I HOMES OF DELAWARE, LLC

M/I HOMES OF DFW, LLC

M/I HOMES OF HOUSTON, LLC

M/I HOMES OF MINNEAPOLIS/ST. PAUL, LLC

M/I HOMES OF ORLANDO, LLC

M/I HOMES OF RALEIGH, LLC

M/I HOMES OF SAN ANTONIO, LLC

M/I HOMES OF SARASOTA, LLC

M/I HOMES OF TAMPA, LLC

M/I HOMES OF WEST PALM BEACH, LLC

M/I HOMES SERVICE, LLC

NORTHEAST OFFICE VENTURE, LIMITED LIABILITY COMPANY

PRINCE GEORGES UTILITIES, LLC

THE FIELDS AT PERRY HALL, L.L.C.

WILSON FARM, L.L.C.

By:	/S/ ROBERT H. SCHOTTENSTEIN
Name:	Robert H. Schottenstein
Title:	Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT H. SCHOTTENSTEIN Robert H. Schottenstein	President, Chief Executive Officer and Chairman of the Management Committee (Principal Executive Officer)	August 28, 2017

Signature	Title	Date

/S/ PHILLIP G. CREEK Phillip G. Creek	Executive Vice President, Chief Financial Officer and Vice-Chairman of the Management Committee (Principal Financial Officer and Principal Accounting Officer)	August 28, 2017

/S/ J. THOMAS MASON J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Vice-Chairman of the Management Committee	August 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 28, 2017.

M/I HOMES OF FLORIDA, LLC M/I HOMES SECOND INDIANA LLC

By:	M/I Homes, Inc., its Sole Member

	By:	/S/ ROBERT H. SCHOTTENSTEIN
	Name:	Robert H. Schottenstein
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of M/I Homes, Inc. (the “Company”), and each of us, do hereby constitute and appoint Robert H. Schottenstein, Phillip G. Creek and J. Thomas Mason, or any of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, including requests to accelerate the effectiveness of such Registration Statement, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT H. SCHOTTENSTEIN Robert H. Schottenstein	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	August 28, 2017

/S/ PHILLIP G. CREEK Phillip G. Creek	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	August 28, 2017

/S/ J. THOMAS MASON J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Director	August 28, 2017

Signature	Title	Date

/S/ ANN MARIE W. HUNKER Ann Marie W. Hunker	Vice President and Corporate Controller (Principal Accounting Officer)	August 28, 2017

/S/ FRIEDRICH K. M. BÖHM Friedrich K. M. Böhm	Director	August 28, 2017

/S/ WILLIAM H. CARTER William H. Carter	Director	August 28, 2017

/S/ MICHAEL P. GLIMCHER Michael P. Glimcher	Director	August 28, 2017

/S/ NANCY J. KRAMER Nancy J. Kramer	Director	August 28, 2017

/S/ NORMAN L. TRAEGER Norman L. Traeger	Director	August 28, 2017

/S/ SHAREN J. TURNEY Sharen J. Turney	Director	August 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 28, 2017.

MHO, LLC

By:	/S/ ROBERT H. SCHOTTENSTEIN
Name:	Robert H. Schottenstein
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT H. SCHOTTENSTEIN Robert H. Schottenstein	President and Chief Executive Officer and Chairman (Principal Executive Officer)	August 28, 2017

/S/ PHILLIP G. CREEK Phillip G. Creek	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 28, 2017

/S/ J. THOMAS MASON J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Chairman of the Management Committee	August 28, 2017

/S/ FRED SIKORSKI Fred Sikorski	Region President and Vice-Chairman of the Management Committee	August 28, 2017

/S/ BILL MCDONOUGH, JR. Bill McDonough, Jr.	Senior Vice President—Chief Marketing Officer and Vice-Chairman of the Management Committee	August 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 28, 2017.

M/I HOMES OF INDIANA, L.P.

By:	M/I HOMES FIRST INDIANA LLC, its General Partner

	By:	/S/ ROBERT H. SCHOTTENSTEIN
	Name:	Robert H. Schottenstein
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT H. SCHOTTENSTEIN Robert H. Schottenstein	President, Chief Executive Officer and Chairman of the Management Committee (Principal Executive Officer)	August 28, 2017

/S/ PHILLIP G. CREEK Phillip G. Creek	Executive Vice President, Chief Financial Officer and Vice-Chairman of the Management Committee (Principal Financial Officer and Principal Accounting Officer)	August 28, 2017

/S/ J. THOMAS MASON J. Thomas Mason	Executive Vice President, Chief Legal Officer, Secretary and Vice-Chairman of the Management Committee	August 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.1 to M/I Homes, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

3.2	Amended and Restated Regulations of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.4 to M/I Homes, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

3.3	Amendment to Article I(f) of the Amended and Restated Regulations of M/I Homes, Inc. (incorporated herein by reference to Exhibit 3.1(b) to M/I Homes, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

3.4	Amendment to Article II(f) of the Amended and Restated Regulations of M/I Homes, Inc., (incorporated herein by reference to Exhibit 3.1 to M/I Homes, Inc.’s Current Report on Form 8-K filed on March 13, 2009).

4.1	Indenture, dated as of August 3, 2017, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (including the form of 5.625% Senior Notes due 2025) (incorporated herein by reference to Exhibits 4.1 and 4.2 to M/I Homes, Inc.’s Current Report on Form 8-K filed on August 3, 2017).

4.2	Registration Rights Agreement, dated as of August 3, 2017, by and among M/I Homes, Inc., the guarantors named therein and the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 to M/I Homes, Inc.’s Current Report on Form 8-K filed on August 3, 2017).

4.3	Indenture, dated as of September 11, 2012, by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to M/I Homes, Inc.’s Current Report on Form 8-K filed on September 11, 2012).

4.4	Supplemental Indenture, dated as of September 11, 2012, by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee (including the form of 3.25% Convertible Senior Subordinated Note due 2017) (incorporated herein by reference to Exhibit 4.2 and Exhibit 4.3 to M/I Homes, Inc.’s Current Report on Form 8-K filed on September 11, 2012).

4.5	Supplemental Indenture, dated as of March 11, 2013, by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee (including the form of 3.0% Convertible Senior Subordinated Note due 2018) (incorporated herein by reference to Exhibit 4.2 and Exhibit 4.3 to M/I Homes, Inc.’s Current Report on Form 8-K/A filed March 12, 2013).

4.6	Indenture, dated as of December 1, 2015, by and among M/I Homes, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (including the form of 6.75% Senior Notes due 2021) (incorporated herein by reference to Exhibit 4.1 and Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 2, 2015).

5.1*	Opinion of Vorys, Sater, Seymour and Pease LLP.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of M/I Homes, Inc.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages of this registration statement).

25.1*	Statement of Eligibility of Trustee, U.S. Bank National Association, on Form T-1.

Exhibit No.	Description

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4*	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

*	Filed herewith